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The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2015

 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203677

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2015)

AbbVie Inc.

$                    % SENIOR NOTES DUE 2018
$                    % SENIOR NOTES DUE 2020
$                    % SENIOR NOTES DUE 2022
$                    % SENIOR NOTES DUE 2025
$                    % SENIOR NOTES DUE 2035
$                    % SENIOR NOTES DUE 2045
Interest on each series of Notes payable on                and                of each year, commencing                    , 2015.

           AbbVie Inc., a Delaware corporation (the "Company" or the "Issuer") is offering $            aggregate principal amount of its         % senior notes due 2018 (the "2018 Notes"), $            aggregate principal amount of its        % senior notes due 2020 (the "2020 Notes"), $            aggregate principal amount of its        % senior notes due 2022 (the "2022 Notes"), $            aggregate principal amount of its        % senior notes due 2025 (the "2025 Notes"), $            aggregate principal amount of its        % senior notes due 2035 (the "2035 Notes") and $            aggregate principal amount of its        % senior notes due 2045 (the "2045 Notes" and together with the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2035 Notes, the "Notes"). Each of the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes, the 2035 Notes and the 2045 Notes is referred to as a "series" of Notes.

           The Notes will be unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company's existing and future unsecured, unsubordinated indebtedness. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Notes will not be listed on any securities exchange. Currently there is no public market for any series of the Notes.

           The Company intends to use the net proceeds of this offering to fund the cash component of the acquisition consideration in connection with the acquisition of Pharmacyclics, Inc., as described in this prospectus supplement, to finance the repurchase from time to time of shares of the Company's common stock for cash in connection with the Pharmacyclics acquisition (as defined herein), whether pursuant to an accelerated share repurchase program or otherwise and regardless of whether consummated substantially concurrently with or following the consummation of the Pharmacyclics acquisition and to pay related fees and expenses, and the remainder, if any, for general corporate purposes.

           This offering is not contingent on the consummation of the Pharmacyclics acquisition. However, if (x) the consummation of the Pharmacyclics acquisition does not occur on or before February 3, 2016 or (y) the Company notifies the Trustee (as defined herein) in respect of the Notes that the merger agreement (as defined herein) has been terminated in accordance with its terms prior to the consummation of the Pharmacyclics acquisition, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date (as defined herein). See "Description of Notes—Special Mandatory Redemption." AbbVie may redeem some or all of each series of Notes at any time at redemption prices described in this prospectus supplement under the caption "Description of Notes—Optional Redemption."

           Investing in the Notes involves risks. Please read "Risk Factors" included or incorporated by reference herein, as described beginning on page S-22 of this prospectus supplement.

	Public offering price(1)	Underwriting discounts and commissions	Proceeds, before expenses, to us

Per 2018 Note	%	%	%

Per 2020 Note	%	%	%

Per 2022 Note	%	%	%

Per 2025 Note	%	%	%

Per 2035 Note	%	%	%

Per 2045 Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest from, and including,                        , 2015, if settlement occurs after that date.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the Notes to purchasers on or about                        , 2015.

Active Book-Running Managers
Morgan Stanley	BofA Merrill Lynch	Barclays	Deutsche Bank Securities

May    , 2015

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        On April 27, 2015, we filed with the SEC a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which became effective upon filing.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about debt securities that we may offer from time to time, some of which may not apply to the Notes we are offering. The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See "Information Incorporated by Reference." You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        On March 4, 2015, the Company entered into a definitive agreement to acquire Pharmacyclics, Inc. We refer to Pharmacyclics, Inc. and its subsidiaries as "Pharmacyclics." For purposes hereof, "Pharmacyclics acquisition" or the "acquisition of Pharmacyclics" means the acquisition of Pharmacyclics, Inc. pursuant to the merger agreement (as defined below). Except as specifically noted, the descriptions herein of the businesses of AbbVie and Pharmacyclics generally describe the businesses as they exist as of the date of this prospectus supplement and do not assume that the Pharmacyclics acquisition has been consummated.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares offered hereby, nor do this prospectus supplement and accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and accompanying prospectus is delivered or securities are sold on a later date.

        Except as otherwise provided herein, as used in this prospectus supplement, the terms "Issuer" and "Company" refer to AbbVie Inc., a Delaware corporation, and not to any of its subsidiaries; and "AbbVie," "we," "us" and "our" refer to AbbVie Inc. and its consolidated subsidiaries.

 WHERE TO OBTAIN MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the Internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or registration statement of which this prospectus supplement forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus supplement from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and such documents shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing thereof.

        The documents we incorporate by reference into this prospectus supplement are:

          1.     AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015);

          2.     AbbVie's Current Reports on Form 8-K filed on March 5, 2015, March 6, 2015, March 20, 2015, March 23, 2015 and March 30, 2015.

          3.     The information in our Registration Statement on Form S-4 (File No. 333-202921) filed on March 23, 2015, as amended (the "Form S-4"), under the headings "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Statements."

          4.     The information in Pharmacyclics' Annual Report on Form 10-K, filed on February 18, 2015, under Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and Item 8 (Financial Statements and Supplementary Data) and Item 9A (Controls and Procedures).

          5.     The information in Pharmacyclics' Quarterly Report on Form 10-Q, filed on May 4, 2015, under Item 1 (Financial Information) and Item 2 (Management's Discussion and Analysis of Financial Condition and Results of Operations).

        Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

 INDUSTRY AND MARKET DATA

        This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained in these materials has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference into this prospectus supplement or the accompanying prospectus may contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the ability to consummate the Pharmacyclics acquisition, the ability to realize the anticipated benefits of the acquisition, on the expected timeframe or at all, the matters described in our Annual Report on Form 10-K for the year ended December 31, 2014 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters described in the Form S-4 under "Risk Factors." AbbVie does not undertake any obligation to update the forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Please carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus and any free writing prospectus and documents incorporated by reference into this prospectus supplement or the accompanying prospectus that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

SUMMARY

        The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the following summary together with the entire prospectus supplement, including the "Risk Factors" section, the accompanying prospectus and our consolidated financial statements and notes to those statements, before making an investment decision.

Our Business

        AbbVie Inc. is a global research-based biopharmaceutical company. AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease and cystic fibrosis; and other health conditions, such as low testosterone. AbbVie also has a pipeline of promising new medicines, including more than 30 compounds or indications in Phase 2 or Phase 3 development across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases and women's health. AbbVie has approximately 26,000 employees and its products are sold in over 170 countries.

Our Products

        AbbVie's portfolio of products includes a broad line of therapies that address some of the world's most complex and serious diseases.

        HUMIRA.    HUMIRA is a biologic therapy administered as a subcutaneous injection. It is approved to treat the following autoimmune diseases in the United States, Canada and Mexico (collectively, North America), and in the European Union:

Condition	Principal Markets
Rheumatoid arthritis (moderate to severe)	North America, European Union
Psoriatic arthritis	North America, European Union
Ankylosing spondylitis	North America, European Union
Crohn's disease (moderate to severe)	North America, European Union
Plaque psoriasis (moderate to severe)	North America, European Union
Juvenile idiopathic arthritis	North America, European Union
Ulcerative colitis (moderate to severe)	United States, European Union
Axial spondyloarthropathy	United States, European Union
Pediatric Crohn's disease (severe)	United States, European Union
Pediatric enthesitis-related arthritis	European Union

        HUMIRA is also approved in over 60 other markets, including Japan, China, Brazil and Australia. HUMIRA was introduced to the market in January 2003. HUMIRA accounted for 63 percent of AbbVie's total net sales in 2014. The United States composition of matter (that is, compound) patent covering adalimumab (which is sold under the trademark HUMIRA) is expected to expire in December 2016, and the equivalent European Union patent is expected to expire in the majority of European Union countries in April 2018.

        AbbVie continues to dedicate substantial research and development efforts to expanding indications for HUMIRA, including in the fields of rheumatology, gastroenterology (pediatric Crohn's disease and pediatric ulcerative colitis), dermatology (pediatric psoriasis and hidradenitis suppurativa) and ophthalmology (uveitis). Phase 3 trials are ongoing in preparation for regulatory applications for uveitis in the United States and the European Union. Regulatory applications for hidradenitis suppurativa have been filed in the United States and the European Union. AbbVie continues to work on HUMIRA formulation and delivery enhancements to improve convenience and the overall patient experience.

        HCV products.    VIEKIRA PAK is an all-oral, short-course, interferon-free therapy, with or without ribavirin, for the treatment of adult patients with genotype 1 chronic hepatitis C (HCV), including those with compensated cirrhosis. VIEKIRA PAK was approved by the FDA in December 2014. In Europe, AbbVie's HCV treatment is marketed as VIEKIRAX+EXVIERA and is approved for use in patients with genotype 1 and genotype 4 HCV. The European Commission granted marketing authorization for this treatment in January 2015.

        Additional Virology products.    AbbVie's additional virology products include Kaletra and Norvir for the treatment of HIV infection and Synagis for the prevention of respiratory syncytial virus (RSV) infection in high risk infants.

  •
  Kaletra.  Kaletra (also marketed as Aluvia in emerging markets) is a prescription anti-HIV-1 medicine that contains two protease inhibitors: lopinavir and ritonavir. Kaletra is used with other anti-HIV-1 medications as a treatment that maintains viral suppression in people with HIV-1.

  •
  Norvir.  Norvir (ritonavir) is a protease inhibitor that is indicated in combination with other antiretroviral agents for the treatment of HIV-1 infection.

  •
  Synagis.  Synagis is a product marketed by AbbVie outside of the United States that protects at-risk infants from severe respiratory disease caused by RSV.

        Metabolics/Hormones products.    Metabolic and hormone products target a number of conditions, including testosterone deficiency, exocrine pancreatic insufficiency and hypothyroidism. These products include:

  •
  AndroGel.  AndroGel is a testosterone replacement therapy for males diagnosed with symptomatic low testosterone that is available in two strengths: 1 percent and 1.62 percent.

  •
  Creon.  Creon is a pancreatic enzyme therapy for exocrine pancreatic insufficiency, a condition that occurs in patients with cystic fibrosis, chronic pancreatitis, and several other conditions. Creon maintains market leadership in the pancreatic enzyme market.

  •
  Synthroid.  Synthroid is used in the treatment of hypothyroidism. Synthroid is the number one branded synthetic hormone therapy for thyroid disease.

        AbbVie has the rights to sell AndroGel, Creon and Synthroid only in the United States.

        Endocrinology products.    Lupron (also marketed as Lucrin and Lupron Depot) is a product for the palliative treatment of advanced prostate cancer, treatment of endometriosis and central precocious puberty, and for the preoperative treatment of patients with anemia caused by uterine fibroids. Lupron is approved for daily subcutaneous injection and one-month, three-month, four-month and six-month intramuscular injection.

        Other products.    AbbVie's other products include the following:

  •
  Duopa and Duodopa.  AbbVie's levodopa-carbidopa intestinal gel for the treatment of advanced Parkinson's disease is marketed as Duopa in the United States and as Duodopa outside of the United States.

  •
  Anesthesia products.  Sevoflurane (sold under the trademarks Ultane and Sevorane) is an anesthesia product that AbbVie sells worldwide for human use.

  •
  Dyslipidemia products.  AbbVie's dyslipidemia products (TriCor, Trilipix, Niaspan, Simcor and Advicor) address the range of metabolic conditions characterized by high cholesterol and/or high triglycerides.

  •
  Zemplar.  Zemplar is a product sold worldwide for the treatment of secondary hyperparathyroidism associated with Stage 3, 4 and 5 chronic kidney disease (CKD).

Our Corporate Information

        AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly-traded company as a result of the distribution by Abbott Laboratories ("Abbott") of 100 percent of the outstanding common stock of AbbVie to Abbott's shareholders. AbbVie common stock began trading "regular-way" under the ticker symbol "ABBV" on the NYSE on January 2, 2013.

        AbbVie also maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        For information regarding the results of AbbVie's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AbbVie's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus supplement.

        AbbVie is a Delaware corporation. The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is (847) 932-7900.

Pharmacyclics Acquisition

        On March 4, 2015, AbbVie Inc. entered into an Agreement and Plan of Reorganization (as amended on March 22, 2015) with Pharmacyclics, Oxford Amherst Corporation, a Delaware corporation and a wholly owned subsidiary of AbbVie, and Oxford Amherst LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "merger agreement"), pursuant to which, among other things, Oxford Amherst Corporation has commenced a tender offer to acquire all of the issued and outstanding shares of Pharmacyclics common stock, par value $0.0001 per share, in exchange for cash and/or stock consideration with a value of $261.25 per share of Pharmacyclics common stock (the "Offer"). If the Offer is completed, promptly following the closing of the Offer, AbbVie will acquire all of the remaining outstanding shares of Pharmacyclics common stock pursuant to the following transactions: (i) Oxford Amherst Corporation will be merged with and into Pharmacyclics (the "First Merger"), with Pharmacyclics surviving the First Merger and (ii) immediately following the First Merger, Pharmacyclics will be merged with and into Oxford Amherst LLC (the "Second Merger" and together with the First Merger, the "Merger"), with Oxford Amherst LLC surviving the Second Merger, such that following the Second Merger, the surviving company in the Second Merger will be a wholly owned direct subsidiary of AbbVie. See "Description of the Pharmacyclics Acquisition."

Pharmacyclics Business

        Pharmacyclics is a fully integrated biopharmaceutical company focused on developing and commercializing novel therapies for the treatment of cancer and immune-mediated diseases. Pharmacyclics is currently an approximately 680-person company with in-house research and development, commercial and third-party contracted manufacturing capabilities and a growing U.S.

footprint and global presence. Its goal is to make available therapies intended to improve quality of life, increase duration of life, and resolve serious unmet medical needs for patients. Pharmacyclics is at the forefront at transforming the speed by which innovative, high-quality medicines can advance from bench to bedside. Its first commercial product, IMBRUVICA® (ibrutinib), was developed and commercialized in 4.5 years from the start of its first clinical trial in 2009.

        IMBRUVICA is a first-in-class, oral, once-daily, single-agent therapy which has demonstrated a survival advantage over an approved, standard-of-care therapy in a difficult-to-treat blood cancer. IMBRUVICA inhibits a protein called Bruton's tyrosine kinase (BTK), a key signaling molecule in the B-cell receptor signaling complex that plays an important role in the survival and spread of malignant B-cells. IMBRUVICA blocks signals that tell malignant B-cells to multiply and spread uncontrollably.

        Pharmacyclics markets IMBRUVICA in the United States for its four FDA-approved indications for the treatment of patients with: chronic lymphocytic leukemia (CLL) who have received at least one prior therapy; all lines of CLL with deletion of the short arm of chromosome 17 (del 17p CLL); mantle cell lymphoma (MCL) who have received at least one prior therapy; and all lines of Waldenström's macroglobulinemia (WM).

        Accelerated approval was granted for the MCL indication based on overall response rate (ORR). Improvements in survival or disease symptoms have not been established. Continued approval for the MCL indication may be contingent upon verification of clinical benefit in confirmatory trials. IMBRUVICA is the only medicine approved to treat patients with del 17p CLL and WM.

        Ibrutinib was one of the first medicines to receive FDA approval via the new Breakthrough Therapy Designation pathway, and is the only product to have received three Breakthrough Therapy Designations. In the U.S., IMBRUVICA received its first four FDA approvals in a period of less than 15 months, ranging from November 2013 through January 2015, echoing the same speed by which the product was developed. IMBRUVICA currently is approved for use in approximately 47 countries including the U.S., Canada, and the 28 member countries which comprise the European Union (EU).

        In commercial use and in the clinical trial setting, IMBRUVICA has demonstrated—and continues to demonstrate—a favorable efficacy, safety, toxicity, and durability of response profile. To date, over 6,100 patients have been treated in Pharmacyclics-sponsored IMBRUVICA trials conducted in over 35 countries involving more than 800 investigators. Pharmacyclics is conducting this research together with Janssen Biotech Inc. and its affiliates (Janssen), one of the Janssen Pharmaceutical companies of Johnson & Johnson, under its 2011 worldwide collaboration and license agreement (the "License Agreement"). Pharmacyclics also has collaborations with other companies including Amgen Inc., AstraZeneca, Bristol-Myers Squibb Co., Celgene Corp., and F. Hoffmann-La Roche Ltd. (Roche) in order to explore the potential of IMBRUVICA as a combination agent and a backbone of therapy for certain blood cancers and solid tumors. Under the License Agreement, Pharmacyclics and Janssen are jointly commercializing IMBRUVICA in the United States. Janssen is commercializing IMBRUVICA outside the United States.

        In addition to Ibrutinib, Pharmacyclics has other product candidates in clinical development and several pre-clinical molecules in lead optimization.

        The address of Pharmacyclics' principal executive offices is 995 E. Arques Avenue, Sunnyvale, California 94085. Pharmacyclics' telephone number is (408) 774-0330.

        Pharmacyclics also maintains an Internet site at www.pharmacyclics.com. Pharmacyclics' website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

 Financing of the Pharmacyclics Acquisition

        We intend to use the net proceeds from the sale of the Notes to fund the cash component of the acquisition consideration in connection with the acquisition of Pharmacyclics, as described in this prospectus supplement, to finance the repurchase from time to time of shares of the Company's common stock for cash in connection with the Pharmacyclics acquisition, whether pursuant to an accelerated share repurchase program or otherwise and regardless of whether consummated substantially concurrently with or following the consummation of the Pharmacyclics acquisition (the "Share Repurchase") and to pay related fees and expenses, and the remainder, if any, for general corporate purposes.

        This Notes offering is not conditioned upon the completion of the Pharmacyclics acquisition, but, in the event (x) the consummation of the Pharmacyclics acquisition does not occur on or before February 3, 2016 or (y) the Company notifies the Trustee in respect of the Notes that the merger agreement has been terminated in accordance with its terms prior to the consummation of the Pharmacyclics acquisition, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date. See "Description of Notes—Special Mandatory Redemption."

        We refer to this offering and the use of the net proceeds therefrom, the Pharmacyclics acquisition and the Share Repurchase, collectively, as the proposed transactions.

  Estimated Sources and Uses

        The following table summarizes the estimated sources and uses of the funds as if the proposed transactions had been completed on December 31, 2014. Actual amounts set forth in the table and in the accompanying footnotes are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions, the actual closing date of the Pharmacyclics acquisition and the outstanding amount of indebtedness at that time. There can be no assurance whether the Pharmacyclics acquisition will be consummated under the terms contemplated or at all and, if consummated, when the closing will take place.

($ in billions)
Source of Funds		Use of Funds
Balance sheet cash	$0.4	Pharmacyclics acquisition consideration	$21.1
Debt financings in connection with the Pharmacyclics acquisition, including Notes offered hereby	$17.0	Share Repurchase	$4.4
Stock consideration issued directly to Pharmacyclics Shareholders	$8.4	Transaction fees and expenses	$0.3

Total Sources	$25.8	Total Uses	$25.8

 Recent Developments

        On April 23, 2015, AbbVie announced its financial results for the first quarter ended March 31, 2015. These results include:

  •
  worldwide sales of $5.040 billion in the first quarter;

  •
  an increase in Global HUMIRA sales of 18.0 percent, or 26.0 percent on an operational basis, excluding the impact of foreign exchange rate fluctuations;

  •
  gross margin ratio of 81.3 percent;

  •
  selling, general and administrative expense of 29.2 percent of sales;

  •
  research and development of 16.1 percent of sales;

  •
  operating margin of 33.5 percent;

  •
  net interest expense of $126 million;

  •
  an adjusted tax rate of 26.8 percent; and

  •
  diluted earnings per share of $0.63.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ABBVIE

        The following table sets forth selected financial information for AbbVie as of the end of and for the periods indicated. The selected financial information of AbbVie for the periods from 2010 to 2014 are derived from its (i) audited consolidated financial statements as of and for the years ended December 31, 2014 and 2013; and (ii) audited combined financial statements as of and for the years ended December 31, 2012, 2011 and 2010.

        On January 1, 2013, AbbVie became an independent company as a result of the distribution by Abbott Laboratories ("Abbott") of 100% of the outstanding common stock of AbbVie to Abbott's stockholders. The historical financial statements of AbbVie for periods prior to January 1, 2013 were prepared on a stand-alone basis and were derived from Abbott's consolidated financial statements and accounting records as if the former research-based pharmaceutical business of Abbott had been part of AbbVie for all periods presented. Accordingly, AbbVie's financial statements for periods prior to January 1, 2013 are presented on a combined basis and reflect AbbVie's financial position, results of operations and cash flows as its business was operated as part of Abbott prior to the separation of AbbVie from Abbott, in conformity with U.S. generally accepted accounting principles.

        The historical financial statements for periods prior to January 1, 2013 also reflected an allocation of expenses related to certain Abbott corporate functions, including senior management, legal, human resources, finance, information technology and quality assurance. These expenses were allocated to AbbVie based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, square footage, number of transactions or other measures. AbbVie considers the expense allocation methodology and results to be reasonable. However, the allocations may not be indicative of the actual expenses that would have been incurred had AbbVie operated as an independent, stand-alone, publicly traded company for the periods presented. Accordingly, the historical financial information presented for periods prior to January 1, 2013 may not be indicative of the results of operations or financial position that would have been achieved if AbbVie had been an independent, stand-alone, publicly traded company during the periods shown or of AbbVie's performance for periods subsequent to December 31, 2012. Refer to "Basis of Historical Presentation" and "Transition from Abbott and Cost to Operate as an Independent Company" included under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of AbbVie's Annual Report on Form 10-K for the period ended December 31, 2014, previously filed with the SEC on February 20, 2015 and incorporated by reference into this prospectus supplement. Historical results are not necessarily indicative of any results to be expected in the future. See "Where to Obtain More Information."

	2014	2013		2012	2011	2010
(in millions, except per share data)
Statement of earnings data
Net sales	$19,960	$18,790		$18,380	$17,444	$15,638
Net earnings(a)	$1,774	$4,128		$5,275	$3,433	$4,178
Basic earnings per share(a)	$1.11	$2.58		$3.35	$2.18	$2.65
Diluted earnings per share(a)	$1.10	$2.56		$3.35	$2.18	$2.65
Cash dividends declared per share	$1.75	$2.00	(b)	n/a	n/a	n/a
Weighted-average basic shares outstanding(c)	1,595	1,589		1,577	1,577	1,577
Weighted-average diluted shares outstanding(c)	1,610	1,604		1,577	1,577	1,577
Balance sheet data
Total assets	$27,547	$29,198		$27,008	$19,521	$21,135
Long-term debt and lease obligations(d)	$14,586	$14,310		$14,652	$48	$52

(a)
Results for the years ended December 31, 2014 and 2013 included higher expenses associated with operating as an independent, stand-alone publicly traded company than the historically derived financial statements. The increases include the impact of interest expense on debt issued in November 2012, a higher tax rate and other full year incremental costs of operating as an independent company. In addition, results for the year ended December 31, 2014 include after-tax transaction and financing-related costs totaling $1.8 billion, or $1.12 per share, incurred in connection with the terminated proposed combination with Shire plc (Shire), a $750 million after-tax charge related to a research and development collaboration agreement with Calico Life Sciences LLC (Calico), and a $173 million after-tax charge as a result of entering into a global collaboration with Infinity Pharmaceuticals, Inc. (Infinity). Refer to Notes 4 and 6 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 for further information relating to the termination of the proposed combination with Shire and the collaborations with Calico and Infinity, respectively.

(b)
AbbVie declared regular quarterly cash dividends in 2013 aggregating $1.60 per share of common stock. In addition, a cash dividend of $0.40 per share of common stock was declared from pre-separation earnings on January 4, 2013 and was recorded as a reduction of additional paid-in capital. Refer to Note 12 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 for additional information regarding cash dividends declared in 2013.

(c)
On January 1, 2013, Abbott distributed 1,577 million shares of AbbVie common stock. For periods prior to the separation, the weighted-average basic and diluted shares outstanding were based on the number of shares of AbbVie common stock outstanding on the distribution date. Refer to Note 5 to the audited consolidated financial statements included under Item 8, "Financial Statements and Supplementary Data" contained in AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 for information regarding the calculation of basic and diluted earnings per common share for the years ended December 31, 2014 and 2013.

(d)
Also includes current portion of long-term debt and lease obligations.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PHARMACYCLICS

        The following table sets forth summary consolidated financial data for Pharmacyclics as of and for the three months ended March 31, 2015, as of and for each of the two years ended December 31, 2014 and 2013, as of and for the six months ended December 31, 2012, and as of and for the years ended June 30, 2012, 2011 and 2010. On November 14, 2012, the Pharmacyclics board of directors approved a change in its fiscal year end from June 30 to December 31, effective December 31, 2012. All references to "fiscal years," unless otherwise noted, refer to the twelve-month fiscal year, which prior to July 1, 2012, ended on June 30, and beginning on January 1, 2013, end on December 31, of each year.

        The summary consolidated financial data as of and for each of the years ended December 31, 2014 and 2013, for the six months ended December 31, 2012, and for the year ended June 30, 2012 was derived from Pharmacyclics' audited consolidated financial statements included in its Annual Report on Form 10-K for the period ended December 31, 2014, previously filed with the SEC on February 18, 2015. The summary consolidated financial data as of and for the three months ended March 31, 2015 was derived from Pharmacyclics' unaudited consolidated condensed financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, previously filed with the SEC on May 4, 2015. These financial statements have been incorporated by reference into this prospectus supplement. The summary consolidated financial data for the years ended June 30, 2011 and 2010 are derived from Pharmacyclics' audited consolidated financial statements which are not incorporated by reference into this prospectus supplement.

        Such financial data should be read together with, and is qualified in its entirety by reference to, Pharmacyclics' historical consolidated financial statements and the accompanying notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are set forth in such Annual Report on Form 10-K.

	Three Months Ended March 31, 2015	Years Ended December 31,
				Six Months Ended December 31, 2012	Years Ended June 30,
(in millions, except per share data)		2014	2013		2012	2011	2010
Statement of earnings data
Net sales(1)	$206	$730	$260	$161	$82	$8	$9
Net earnings (loss)	$4	$86	$67	$118	$12	$(35)	$(15)
Basic earnings (loss) per share	$0.05	$1.14	$0.92	$1.69	$0.17	$(0.59)	$(0.31)
Diluted earnings (loss) per share	$0.05	$1.10	$0.87	$1.58	$0.17	$(0.59)	$(0.31)
Cash dividends declared per share	$—	$—	$—	$—	$—	$—	$—
Weighted-average basic shares outstanding	76	75	73	70	69	60	48
Weighted-average diluted shares outstanding	79	78	77	74	73	60	48
Balance sheet data
Total assets	$1,122	$1,060	$769	$355	$219	$116	$77
Long-term debt and lease obligations	$—	$—	$—	$—	$—	$—	$—

(1)
Net sales include product sales, alliance revenue, license and milestone revenue and collaboration services revenues.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed combined financial data has been prepared to reflect the acquisition of Pharmacyclics by AbbVie. On March 4, 2015, AbbVie announced that it had entered into a definitive agreement to acquire all of the outstanding shares of Pharmacyclics pursuant to the Offer and the Merger.

        The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of AbbVie and Pharmacyclics as of December 31, 2014, giving effect to the Pharmacyclics acquisition as if it had occurred on December 31, 2014. The unaudited pro forma condensed combined statement of earnings combines the historical consolidated statements of income of AbbVie and Pharmacyclics for the year ended December 31, 2014, giving effect to the Pharmacyclics acquisition as if it had occurred on January 1, 2014. The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Pharmacyclics acquisition and changes in commodity and share prices.

        The summary selected unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of AbbVie would have been had the Pharmacyclics acquisition occurred on the dates assumed, nor is this information necessarily indicative of future consolidated results of operations or financial position. The following information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes included in this document.

Selected Unaudited Pro Forma Condensed Combined Statement of Earnings

(in millions, except per share data)	Year ended December 31, 2014
Net sales	$20,676
Net earnings	$1,069
Earnings per share—basic	$0.62
Earnings per share—diluted	$0.61
Weighted-average shares outstanding—basic	1,725
Weighted-average shares outstanding—diluted	1,740

Selected Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions)	December 31, 2014
Total assets	$56,883
Total liabilities	$47,022
Total stockholders' equity	$9,861

 THE OFFERING

        The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the "Description of Notes" section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.

Issuer	AbbVie Inc.
Securities Offered	$ million aggregate principal amount of 2018 Notes.
$ million aggregate principal amount of 2020 Notes.
$ million aggregate principal amount of 2022 Notes.
$ million aggregate principal amount of 2025 Notes.
$ million aggregate principal amount of 2035 Notes.
$ million aggregate principal amount of 2045 Notes.
Interest Rate on Notes	% for the 2018 Notes.
% for the 2020 Notes.
% for the 2022 Notes.
% for the 2025 Notes.
% for the 2035 Notes.
% for the 2045 Notes.
Interest Payment Dates	and of each year, commencing on , 2015.
Maturity	for the 2018 Notes.
for the 2020 Notes.
for the 2022 Notes.
for the 2025 Notes.
for the 2035 Notes.
for the 2045 Notes.

Optional Redemption

The Issuer may redeem (i) the 2018 Notes, at any time prior to the maturity date thereof in whole or from time to time prior to the maturity date thereof in part, (ii) the 2020 Notes, at any time prior to                , 2020 (one month prior to the maturity date of the 2020 Notes) in whole or from time to time prior to                , 2020 in part, (iii) the 2022 Notes, at any time prior to                , 2022 (two months prior to the maturity date of the 2022 Notes) in whole or from time to time prior to                , 2022 in part, (iv) the 2025 Notes, at any time prior to                , 2025 (three months prior to the maturity date of the 2025 Notes) in whole or from time to time prior to                , 2025 in part, (v) the 2035 Notes, at any time prior to                , 2035 (six months prior to the maturity date of the 2035 Notes) in whole or from time to time prior to                , 2035 in part and (vi) the 2045 Notes, at any time prior to                , 2045 (six months prior to the maturity date of the 2045 Notes) in whole or from time to time prior to                , 2045 in part, in each case at a redemption price equal to the principal amount of the Notes redeemed plus a make-whole premium, which is described in this prospectus supplement.

In addition, at any time on or after (i)                  , 2020 (one month prior to the maturity date of the 2020 Notes) with respect to the 2020 Notes, (ii)                  , 2022 (two months prior to the maturity date of the 2022 Notes) with respect to the 2022 Notes, (iii)                  , 2025 (three months prior to the maturity date of the 2025 Notes) with respect to the 2025 Notes, (iv)                  , 2035 (six months prior to the maturity date of the 2035 Notes), with respect to the 2035 Notes or (v)                  , 2045 (six months prior to the maturity date of the 2045 Notes), with respect to the 2045 Notes, the Issuer may redeem some or all of the applicable series of Notes at its option, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed, plus, in every case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The redemption provisions are discussed in this prospectus supplement under the caption "Description of Notes—Optional Redemption."
Special Mandatory Redemption

If (x) the consummation of the Pharmacyclics acquisition does not occur on or before February 3, 2016 or (y) the Company notifies the Trustee in respect of the Notes that the merger agreement has been terminated in accordance with its terms prior to the consummation of the Pharmacyclics acquisition, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date.

See "Description of Notes—Special Mandatory Redemption."
Ranking	The Notes will be the Issuer's unsecured, unsubordinated obligations, and will:
• rank equally in right of payment with all of the Issuer's existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations;
• rank senior in right of payment to all of the Issuer's future indebtedness that is subordinated to the Notes;
• be effectively subordinated in right of payment to all of the Issuer's future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
• be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of the Issuer's subsidiaries.
Use of Proceeds

The Issuer intends to use the net proceeds from the sale of the Notes to fund the cash component of the acquisition consideration in connection with the Pharmacyclics acquisition, to finance the Share Repurchase and to pay related fees and expenses, and the remainder, if any, for general corporate purposes. See "Use of Proceeds" and "Unaudited Pro Forma Condensed Combined Financial Data."

Certain Covenants

The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages with respect to principal domestic properties and to enter into sale and leaseback transactions with respect to principal domestic properties and limit the Issuer's ability to merge or consolidate with any other entity or convey, transfer, or lease the Issuer's properties and assets substantially as an entirety. These covenants are subject to a number of important qualifications and limitations. See "Description of Notes."

Trustee	U.S. Bank, National Association.
Additional Notes	The Issuer may "re-open" each series of Notes and issue an unlimited principal amount of additional Notes of that series in the future without the consent of the holders.
Form and Denominations

The Notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors

You should carefully consider the information set forth herein under "Risk Factors" and the other information in this prospectus supplement and the documents incorporated herein by reference in deciding whether to purchase the Notes.

No Public Market

The Notes are new securities and there are currently no established trading markets for any series of the Notes. Certain of the underwriters have advised the Issuer that they presently intend to make a market for each series of the Notes. However, you should be aware that they are not obligated to make a market for any series of the Notes and may discontinue their market-making activities at any time without notice. As a result, liquid markets for the Notes may not be available if you try to sell your Notes. The Issuer does not intend to apply to list the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system.

Governing Law	The State of New York.

DESCRIPTION OF THE PHARMACYLICS ACQUISITION

        The following description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on March 6, 2015, and the amendment to the merger agreement, which is attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on March 23, 2015.

Merger Agreement

        On March 4, 2015, AbbVie, Oxford Amherst Corporation, Oxford Amherst LLC and Pharmacyclics entered into the merger agreement (as amended on March 22, 2015), pursuant to which, among other things, Oxford Amherst Corporation has commenced a tender offer (the "Offer") to purchase all of the issued and outstanding shares of Pharmacyclics common stock, par value $0.0001 per share (the "Pharmacyclics Shares"), in exchange for cash and/or stock consideration with a value of $261.25 per Pharmacyclics Share. Immediately following the closing of the Offer, on the terms and subject to the conditions set forth in the merger agreement, (i) Oxford Amherst Corporation will be merged with and into Pharmacyclics (the "First Merger"), with Pharmacyclics surviving the First Merger and (ii) immediately following the First Merger, Pharmacyclics will be merged with and into Oxford Amherst LLC (the "Second Merger" and, together with the First Merger, the "Merger"), with Oxford Amherst LLC surviving the Second Merger, such that following the Second Merger, the surviving company in the Second Merger will be a wholly owned direct subsidiary of AbbVie.

        In the Offer and the Merger, holders of Pharmacyclics Shares will have the option to elect among three forms of consideration for each Pharmacyclics Share:

  •
  $152.25 in cash and a number of shares of AbbVie common stock equal to $109.00 divided by the volume weighted average sale price per share of AbbVie common stock as reported on the New York Stock Exchange (the "NYSE") for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the Offer, as calculated by Bloomberg Financial LP under the function "ABBV UN Equity AQR" (the "Mixed Consideration");

  •
  $261.25 in cash (the "Cash Consideration"); or

  •
  a number of shares of AbbVie common stock equal to $261.25 divided by the volume weighted average sale price per share of AbbVie common stock as reported on the NYSE for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the Offer, as calculated by Bloomberg Financial LP under the function "ABBV UN Equity AQR" (the "Stock Consideration").

Holders of Pharmacyclics Shares who do not make a valid election in either the Offer or the Merger will receive the Mixed Consideration for their Pharmacyclics Shares if the Offer and the Merger are consummated. Holders who elect to receive the Cash Consideration or Stock Consideration will be subject to proration to ensure that approximately 41.7% of the aggregate consideration in each of the Offer and the Merger will be paid in AbbVie common stock and approximately 58.3% of the aggregate consideration in each of the Offer and the Merger (in the case of the Offer, as reduced by the Pharmacyclics Shares held by stockholders who have properly exercised and perfected dissenters' rights under the General Corporation Law of the State of Delaware) will be paid in cash.

        The Offer is subject to certain conditions, including:

  •
  that a majority of the outstanding Pharmacyclics Shares have been validly tendered in the Offer (and not properly withdrawn);

  •
  receipt of required regulatory approvals;

  •
  lack of legal prohibitions;

  •
  the listing of the shares of AbbVie common stock to be issued in the Offer and the Merger on the NYSE;

  •
  the receipt of opinions by each of AbbVie and Pharmacyclics from their respective legal counsel regarding the tax treatment of the Offer and the Merger;

  •
  the effectiveness of the registration statement on Form S-4 filed in connection with the Offer and the Merger;

  •
  no material adverse effect (as defined in the merger agreement) having occurred with respect to Pharmacyclics and its subsidiaries;

  •
  the truth and accuracy of Pharmacyclics' representations and warranties made in the merger agreement; and

  •
  Pharmacyclics and its subsidiaries being in material compliance with their covenants under the merger agreement.

        The merger agreement contains certain termination rights by AbbVie and Pharmacyclics. If the merger agreement is terminated under specified circumstances, including with respect to the change of the recommendation of Pharmacyclics' board of directors, Pharmacyclics will pay AbbVie a termination fee equal to $680,000,000.

        In connection with the announcement of the execution of the merger agreement, AbbVie announced that it intended to execute an accelerated share repurchase program to repurchase at least half of the equity issued for the transaction, and that its share repurchase authorization increased from $5 billion to $10 billion.

RISK FACTORS

        You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business, in respect of the Pharmacyclics acquisition and/or in connection with this offering. Our business, financial condition and results of operations, the success of the Pharmacyclics acquisition and/or the Notes offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to Our Business

        For a discussion of the risks related to our business you should carefully consider the risks, uncertainties and assumptions discussed under "Part I—Item 1A. Risk Factors" in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, the risks described under "Risk Factors" beginning on page 13 of the Form S-4, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See "Where You Can Find More Information."

Risks Related to this Offering

         In addition to indebtedness that will be issued in this offering, the Issuer has significant outstanding unused borrowing capacity and may incur additional debt in the future. The terms of this indebtedness could restrict the activities of AbbVie.

        In October 2014, the Issuer entered into the Revolving Credit Facility (as defined below) with various financial institutions. In March 2015, the Issuer entered into the Bridge Loan Facility (as defined below) with various financial institutions. There are currently no amounts outstanding under these credit facilities. These credit facilities impose restrictions on the Issuer and its subsidiaries, including certain restrictions on their ability to incur liens on their assets. In addition, these credit facilities require the Issuer to maintain compliance with a financial covenant. The Issuer's ability to comply with these restrictions and covenants may be affected by events beyond its control. If the Issuer breaches any of these restrictions or covenants and does not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness under either credit facility could be declared immediately due and payable. AbbVie may incur significantly more debt in the future.

         The Issuer has limited direct operations and depends on dividends and other distributions from its subsidiaries.

        The Issuer has limited direct operations. The Issuer's principal assets are the equity interests that the Issuer holds in its subsidiaries. As a result, the Issuer depends on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on its outstanding indebtedness. The Issuer's subsidiaries are legally distinct from the Issuer and have no obligation to pay amounts due on the Issuer's indebtedness or to make funds available for such payment. In addition, the Issuer's subsidiaries will be permitted under the terms of the indenture governing the Notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to the Issuer. The Issuer cannot assure you that the agreements governing the current and future indebtedness of its subsidiaries will permit such subsidiaries to provide it with sufficient dividends, distributions or loans to fund payments on the Notes when due.

         An increase in interest rates could result in a decrease in the market values of the Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Notes and market interest rates increase, the market values of your Notes may decline. The Issuer cannot predict the future level of market interest rates.

         Changes in the Issuer's credit ratings may adversely affect the values of the Notes.

        Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency's judgment, circumstances warrant. Actual or anticipated changes or downgrades in the Issuer's credit ratings, including any announcement that the Issuer's ratings are under further review for a downgrade, could affect the market values of the Notes.

         The indenture governing the Notes will not restrict the amount of additional debt that AbbVie may incur.

        The Notes and the indenture under which the Notes will be issued do not place any limitation on the amount of debt that AbbVie may incur (other than certain limited restrictions on the incurrence of certain secured debt). AbbVie's incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for the Issuer to satisfy its obligations with respect to the Notes, a loss in the market values of the Notes and a risk that any credit rating of the Notes is lowered or withdrawn. In addition, the Issuer is not restricted under the indenture governing the Notes from paying dividends or issuing or repurchasing its securities.

        There are no financial covenants in the indenture governing the Notes. Except for the covenants described under "Description of Notes—Certain Covenants of AbbVie" and "Description of Notes—Consolidation, Merger and Sale of Assets," there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of the Issuer.

         There are currently no markets for the Notes, and active trading markets may not develop for the Notes.

        The Notes are new securities for which there are no established public markets. The Issuer does not intend to have the Notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The underwriters have advised the Issuer that they intend to make a market for each series of the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market for any series of the Notes, and they may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for securities and by changes in AbbVie's financial performance or prospects or changes in the financial performance or prospects of companies in AbbVie's industry. Active trading markets for the Notes may not develop or be sustained and there can be no assurance as to the liquidity of any markets that do develop. You may not be able to sell your Notes at a particular time, and the price that you receive when you sell may not be favorable.

         Neither the Issuer nor any of its subsidiaries has any property that has been determined to be a principal domestic property under the indenture governing the Notes.

        The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages on and other liens and enter into sale and leaseback transactions with respect to principal domestic properties. However, as of the date of this prospectus supplement, neither the Issuer, nor any of its subsidiaries has, nor does the Issuer expect that following the consummation of the Pharmacyclics acquisition, either it or any of its subsidiaries will have any property that constitutes a principal domestic property under the indenture governing the Notes.

         The Issuer's board of directors has broad discretion to determine that a property is not a principal domestic property and therefore not subject to certain covenants in the indenture governing the Notes.

        The indenture governing the Notes includes covenants that, among other things, limit the Issuer's ability and the ability of the Issuer's subsidiaries to create or permit to exist mortgages on and other liens and enter into sale and leaseback transactions with respect to principal domestic properties. The indenture governing the Notes provides that a principal domestic property means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution and located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by the Issuer or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, is in excess of 2% of the consolidated net assets of the Issuer, other than any such building, structure or other facility or a portion thereof which is an air or water pollution control facility financed by State or local governmental obligations, or which the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer, or assistant treasurer of the Issuer determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted or assets owned by the Issuer and its subsidiaries as an entirety. Although it has not yet done so, under the terms of the indenture governing the Notes, the Issuer's chairman of the board or any of the Issuer's executive officers listed above may determine from time to time that an AbbVie property is not a principal domestic property and therefore such property is not subject to the covenants in the indenture governing the Notes.

         The Notes will not be guaranteed by any of the Issuer's subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of the Issuer's subsidiaries.

        The Notes will be obligations exclusively of the Issuer and will not be guaranteed by any of the Issuer's subsidiaries. As a result, the Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of the Issuer's subsidiaries. The indenture governing the Notes does not restrict the Issuer or its subsidiaries from incurring substantial additional indebtedness in the future.

        As of December 31, 2014, on a pro forma basis, giving effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, as described in this prospectus supplement, as if such transaction had occurred on December 31, 2014, the Issuer would have had approximately $32 billion of outstanding indebtedness. In addition, the Issuer has entered into the Bridge Loan Facility and the Revolving Credit Facility, which have a borrowing capacity of up to $18 billion (subject to reductions in the circumstances described under "Description of Other Indebtedness") and $3 billion respectively. The Issuer's subsidiaries are separate and distinct legal entities from the Issuer and such subsidiaries have no obligation to pay any amounts due on the Notes or to provide the Issuer with funds to meet the payment obligations on the Notes. Any payment of dividends, loans or advances by the Issuer's subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries' earnings and business considerations. The Issuer's right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and the rights of the holders of the Notes, will be structurally subordinated to all existing and future indebtedness and other liabilities of such subsidiaries.

         The Notes are subject to prior claims of secured creditors.

        The Notes will be unsecured, ranking equally in right of payment with other unsecured, unsubordinated indebtedness of the Issuer and effectively subordinated in right of payment to any secured debt of the Issuer to the extent of the value of the assets securing such indebtedness. As of December 31, 2014, the Issuer did not have any significant secured debt outstanding. However, the indenture governing the Notes, and the credit agreements governing the Bridge Loan Facility and the Revolving Credit Facility permit the Issuer and its subsidiaries to incur secured debt under certain circumstances, and the amounts could be substantial. If the Issuer incurs any debt secured by its assets or the assets of its subsidiaries, these assets could be subject to the claims of secured creditors that are prior to your claim as a holder of Notes.

        In the event of a bankruptcy, liquidation, or similar proceeding, the pledged assets of the Issuer would be available to satisfy obligations of the secured debt before any payment could be made on the Notes. As a result, the Notes will be effectively subordinated to any secured debt that the Issuer may have. To the extent that such pledged assets cannot satisfy such secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the Notes.

         The Issuer's credit ratings may not reflect all risks of your investment in the Notes.

        Any credit ratings assigned or that will be assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant.

        Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in the Issuer's credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market values of the Notes and increase the Issuer's corporate borrowing costs.

         The Issuer may be required to redeem all of the Notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the Notes, and, as a result, holders of the Notes may not obtain their expected return on the Notes.

        The Issuer may not consummate the Pharmacyclics acquisition within the timeframe specified under "Description the Notes—Special Mandatory Redemption." The Issuer's ability to consummate the Pharmacyclics acquisition is subject to various closing conditions, including regulatory approvals, and other matters over which the Issuer may have limited or no control. If (x) the Issuer fails to consummate the Pharmacyclics acquisition on or before February 3, 2016 or (y) the Issuer notifies the Trustee in respect of the Notes that the merger agreement has been terminated in accordance with its terms prior to the consummation of the Pharmacyclics acquisition, the Issuer will be required to redeem all of the Notes at a redemption price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date.

        If the Issuer redeems the Notes pursuant to the Special Mandatory Redemption provisions of the Notes, you may not obtain your expected return on the Notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the Special Mandatory Redemption provisions of the Notes, the trading prices of the Notes may not reflect the financial results of AbbVie's business or macroeconomic factors. You will have no rights under the special mandatory redemption provisions of the Notes if the Pharmacyclics acquisition closes, nor will you have any right to require the Issuer to repurchase your

Notes if, between the closing of this offering and the completion of the Pharmacyclics acquisition, the Issuer experiences any changes (including any material adverse changes) in its business or financial condition. See "Description of Notes—Special Mandatory Redemption."

         The Issuer may choose to redeem the Notes of any series prior to maturity.

        The Issuer may redeem some or all of the Notes of any series at any time. See "Description of Notes—Optional Redemption." Although the Notes contain provisions designed to compensate you for the lost value of your Notes if the Issuer redeems some or all of the Notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes.

Risk Factors Relating to AbbVie and the Combined Company

         AbbVie may fail to realize all of the anticipated benefits of the transactions or those benefits may take longer to realize than expected.

        The full benefits of the transactions, including the anticipated sales or growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the transactions could adversely affect AbbVie's results of operations or cash flows, cause dilution to the earnings per share of the Issuer, decrease or delay the expected accretive effect of the transactions, and negatively impact the price of the Issuer's common stock.

        In addition, AbbVie and Pharmacyclics will be required to devote significant attention and resources prior to closing to prepare for the post-closing operation of the combined company, and AbbVie will be required to devote significant attention and resources post-closing to successfully align the business practices and operations of AbbVie and Pharmacyclics. This process may disrupt the businesses and, if ineffective, would limit the anticipated benefits of the Pharmacyclics acquisition.

         AbbVie's ability to realize the anticipated benefits of the Pharmacyclics acquisition will depend on its ability to effectively and profitably commercialize IMBRUVICA® (ibrutinib).

        The anticipated benefits of the Pharmacyclics acquisition will depend on AbbVie's ability to effectively and profitably commercialize IMBRUVICA® (ibrutinib), including AbbVie's ability to:

  •
  create continued market demand through education, marketing and sales activities;

  •
  achieve market acceptance and generate product sales;

  •
  receive continued reimbursement from third-party payers, such as federal government payers and private insurance programs;

  •
  comply with post-marketing requirements established by the U.S. Food and Drug Administration, or FDA, and applicable foreign regulatory agencies, including any requirements established by the FDA or foreign regulatory agencies in the future;

  •
  comply with the regulations and guidelines of the FDA, and applicable foreign regulatory agencies, surrounding promotional activities;

  •
  conduct the post-marketing studies required by the FDA;

  •
  comply with other healthcare regulatory requirements;

  •
  ensure that the active pharmaceutical ingredient for IMBRUVICA® (ibrutinib) and the finished product are manufactured in sufficient quantities and in compliance with requirements of the FDA and similar foreign regulatory agencies and with an acceptable quality and pricing level in order to meet commercial demand; and

  •
  ensure that the entire supply chain efficiently and consistently delivers IMBRUVICA® (ibrutinib) to AbbVie's customers.

        The commercialization of IMBRUVICA® (ibrutinib) may not be successful for a number of reasons, including:

  •
  unexpected challenges from competitors with potential new therapeutic options and also in overcoming inertia in the adoption of upcoming novel therapies such as IMBRUVICA® (ibrutinib);

  •
  new safety issues or concerns being reported that may impact or narrow the approved indications;

  •
  Pharmacyclics' level of experience in marketing IMBRUVICA® (ibrutinib) is limited to the time during which it has been commercially available for any patient population;

  •
  reimbursement and coverage policies of government and private payers such as Medicare, Medicaid, insurance companies, health maintenance organizations and other plan administrators could change unexpectedly;

  •
  government price controls and reimbursement policies in foreign countries;

  •
  the relative price of IMBRUVICA® (ibrutinib) as compared to alternative treatment options;

  •
  changed or increased legal or regulatory restrictions and our ability to comply with such restrictions;

  •
  changes to the label for IMBRUVICA® (ibrutinib) that further restrict its marketing, arising from the results of any other on-going or future studies, including post-marketing studies; and

  •
  ability to obtain adequate commercial supplies of IMBRUVICA® (ibrutinib) to meet demand or at an acceptable cost because of manufacturing or other issues, including a potential recall of IMBRUVICA® (ibrutinib).

        If the commercialization of IMBRUVICA® (ibrutinib) is unsuccessful, AbbVie's ability to generate revenue from product sales and realize the anticipated benefits of the Pharmacyclics acquisition will be adversely affected.

         AbbVie and Pharmacyclics will incur direct and indirect costs as a result of the Pharmacyclics acquisition.

        AbbVie and Pharmacyclics will incur substantial expenses in connection with and as a result of completing the Pharmacyclics acquisition and, following the completion of the Pharmacyclics acquisition, AbbVie expects to incur additional expenses in connection with combining the businesses, operations, policies and procedures of AbbVie and Pharmacyclics. Factors beyond AbbVie's control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.

         AbbVie's and Pharmacyclics' actual financial positions and results of operations may differ materially from the unaudited pro forma financial data included in this document.

        The pro forma financial information contained in this document is presented for illustrative purposes only and may differ materially from what AbbVie's actual financial position or results of operations would have been had the transactions been completed on the dates indicated. The pro forma financial information has been derived from the audited and unaudited historical financial statements of AbbVie and certain adjustments and assumptions have been made regarding the combined company after giving effect to the transactions. The assets and liabilities of Pharmacyclics have been measured at fair value based on various preliminary estimates using assumptions that AbbVie management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company's financial position and future results of operations.

        In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect AbbVie's financial condition or results of operations following the closing. Any potential decline in AbbVie's financial condition or results of operations may cause significant variations in the share price of AbbVie.

USE OF PROCEEDS

        We expect the net proceeds to us from this offering will be approximately $            (after deducting underwriting discounts and our estimated offering expenses). We intend to use the net proceeds from the sale of the Notes to fund the cash component of the acquisition consideration in connection with the Pharmacyclics acquisition, to finance the Share Repurchase and to pay related fees and expenses, and the remainder, if any, for general corporate purposes.

        The following table summarizes the estimated sources and uses of the funds as if the proposed transactions had been completed on December 31, 2014. Actual amounts set forth in the table and in the accompanying footnotes are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions, the actual closing date of the Pharmacyclics acquisition and the outstanding amount of indebtedness at that time. There can be no assurance whether the Pharmacyclics acquisition will be consummated under the terms contemplated or at all and, if consummated, when the closing will take place.

($ in billions) Source of Funds		Use of Funds
Balance sheet cash	$0.4	Pharmacyclics acquisition consideration	$21.1
Debt financings in connection with the Pharmacyclics acquisition, including Notes offered hereby	$17.0	Share Repurchase	$4.4
Stock consideration issued directly to Pharmacyclics shareholders	$8.4	Transaction fees and expenses	$0.3

Total Sources	$25.8	Total Uses	$25.8

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth AbbVie's historical ratio of earnings to fixed charges for the periods indicated. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus supplement. The following table should be read in conjunction with our consolidated financial statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus supplement. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus supplement forms a part.

	Fiscal Year
	2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges	6.0	16.6	41.3	132.0	180.1

        The table below sets forth our pro forma combined ratio of consolidated earnings to fixed charges for the year ended December 31, 2014. In the case of the row entitled "Pro forma combined ratio of consolidated earnings to fixed charges," see "Unaudited Pro Forma Condensed Combined Financial Data" for a description of the pro forma adjustments. See also "Use of Proceeds."

Fiscal Year ended December 31, 2014
Pro forma combined ratio of consolidated earnings to fixed charges	2.2

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2014:

  •
  on an actual basis and

  •
  on a pro forma basis as further adjusted for the proposed transactions in connection with the consummation of the Pharmacyclics acquisition.

        Actual amounts set forth in the table and in the accompanying footnotes are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions, the actual closing date of the Pharmacyclics acquisition and the outstanding amount of indebtedness at that time. There can be no assurance whether the Pharmacyclics acquisition will be consummated under the terms contemplated or at all and, if consummated, when the closing will take place.

        You should read this table in conjunction with "Use of Proceeds," "Unaudited Pro Forma Condensed Combined Financial Data" and the financial statements and related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference into this prospectus supplement.

	As of December 31, 2014
(dollars in millions)	Actual	Pro Forma
Cash	$8,348	$13,044

Total debt
Floating rate notes due 2015	500	500
1.20% unsecured notes due 2015, net of discount	3,499	3,499
1.75% unsecured notes due 2017, net of discount and interest rate swap fair market value adjustment	3,944	3,944
2.00% unsecured notes due 2018, net of discount and interest rate swap fair market value adjustment	977	977
2.90% unsecured notes due 2022, net of discount and interest rate swap fair market value adjustment	2,976	2,976
4.40% unsecured notes due 2042, net of discount	2,575	2,575
Other long-term borrowings	115	115
Short-term borrowings	425	425
Revolving Credit Facility (up to $3 billion)	—	—
Bridge Loan Facility (up to $18 billion)	—	—
Debt financings in connection with the Pharmacyclics acquisition, including the Notes offered hereby	—	17,000

	15,011	32,011
Shareholders equity(1)	1,742	9,861

Total capitalization	$16,753	$41,872

(1)
Pro forma reflects the increase in common stock paid in capital resulting from the issuance of approximately 130 million new shares.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of Pharmacyclics by AbbVie. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of AbbVie and Pharmacyclics as of December 31, 2014, giving effect to the Pharmacyclics acquisition as if it had occurred on December 31, 2014. The unaudited pro forma condensed combined statement of earnings combines the historical statements of earnings of AbbVie and Pharmacyclics for the year ended December 31, 2014, giving effect to the Pharmacyclics acquisition as if it had occurred on January 1, 2014. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statement of income only, expected to have a continuing impact on the combined results.

        The pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with AbbVie treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and AbbVie's future results of operations and financial position.

        The pro forma financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Pharmacyclics acquisition.

        The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of AbbVie would have been had the combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements and the audited consolidated financial statements and accompanying notes of AbbVie and Pharmacyclics incorporated by reference herein.

        Actual amounts set forth in the table and in the accompanying footnotes are subject to adjustments and may differ at the time of the consummation of the proposed transactions depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions, the actual closing date of the Pharmacyclics acquisition and the outstanding amount of indebtedness at that time. There can be no assurance whether the Pharmacyclics acquisition will be consummated under the terms contemplated or at all and, if consummated, when the closing will take place.

AbbVie Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

	Historical
(in millions)	AbbVie	Pharmacyclics, after reclassifications (Note 4)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
Assets
Current assets
Cash and equivalents	$8,348	$845	($12,581)	5b	$17,000	5m	$13,044
			(94)	5c	(177)	5n
			(70)	5i
			(227)	5l
Short-term investments	26	12	—		—		38
Accounts and other receivables, net	3,735	64	—		—		3,799
Inventories, net	1,124	35	496	5d	—		1,655
Income tax receivable	556	—	—		—		556
Deferred income taxes	896	—	(120)	5h	—		776
Prepaid expenses and other	1,403	60	—		8	5n	1,471

Total current assets	16,088	1,016	(12,596)		16,831		21,339

Investments	92	—	—		—		92
Property and equipment, net	2,485	32	—		—		2,517
Intangible assets, net of amortization	1,513	9	18,891	5e	—		20,413
Goodwill	5,862	—	5,482	5j	—		11,344
Other assets	1,507	3	(415)	5h	83	5n	1,178

Total assets	$27,547	$1,060	$11,362		$16,914		$56,883

Liabilities and Equity
Current liabilities
Short-term borrowings	$425	$—	$—		$—		$425
Current portion of long-term debt and lease obligations	4,021	—	—		—		4,021
Accounts payable and accrued liabilities	6,954	194	(12)	5f	(32)	5n	7,230
			138	5g
			(12)	5i

Total current liabilities	11,400	194	114		(32)		11,676

Long-term liabilities	3,840	37	(35)	5f	—		7,781
			(49)	5l
			3,988	5h
Long-term debt and lease obligations	10,565	—	—		17,000	5m	27,565
Commitments and contingencies
Stockholders' equity
Common stock	16	—	1	5a	—		17
Common stock held in treasury, at cost	(972)	—	—		—		(972)
Additional paid-in-capital	4,194	960	(960)	5k	—		12,602
			8,408	5a
Retained earnings	535	(131)	131	5k	(54)	5n	245
			(58)	5i
			(178)	5l
Accumulated other comprehensive loss	(2,031)	—	—		—		(2,031)

Total stockholders' equity	1,742	829	7,344		(54)		9,861

Total liabilities and equity	$27,547	$1,060	$11,362		$16,914		$56,883

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

AbbVie Unaudited Pro Forma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2014

	Historical
(in millions, except share data)	AbbVie	Pharmacyclics, after reclassifications (Note 4)	Acquisition adjustments	Note reference	Financing adjustments	Note reference	Pro forma combined
Net sales	$19,960	$730	$(14)	6f	$—		$20,676
Cost of products sold	4,426	267	187	6a	—		5,211
			331	6d
Selling, general and administrative	7,724	168	118	6e	—		8,010
Research and development	3,297	173	—		—		3,470
Acquired in-process research and development	352	—	—		—		352
Other expense	750	—	—				750

Total operating costs and expenses	16,549	608	636		—		17,793

Operating earnings (losses)	3,411	122	(650)		—		2,883
Interest expense, net	391	—	—		580	6b	971
Net foreign exchange loss	678	—	—		—		678
Other income, net	(27)	—	—		—		(27)

Earnings (losses) before income tax expense (benefit)	2,369	122	(650)		(580)		1,261
Income tax expense (benefit)	595	36	(224)	6c	(215)	6c	192

Net earnings	$1,774	$86	$(426)		$(365)		$1,069

Per Share Data
Earnings per share
Basic	$1.11						$0.62
Diluted	$1.10						$0.61
Weighted-average shares outstanding
Basic	1,595						1,725
Diluted	1,610						1,740

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 1—Description of the Transaction

        On March 4, 2015, AbbVie announced that it had entered into a definitive agreement to acquire all of the outstanding shares of Pharmacyclics pursuant to the Offer and the Merger. Through Oxford Amherst Corporation, AbbVie has offered to acquire all of the outstanding Pharmacyclics shares, offering to exchange each outstanding Pharmacyclics share for (i) $152.25 in cash and $109.00 in fair market value of shares of AbbVie common stock, (ii) $261.25 in cash, or (iii) $261.25 in fair market value of AbbVie common stock at the election of each holder, subject to the election and proration procedures set forth in the merger agreement. Cash payments to Pharmacyclics equity award holders as a result of the transaction are not subject to the proration.

        AbbVie expects to fund the cash portion of the transaction with a combination of the issuance of new debt and available cash, including pursuant to this offering. On March 27, 2015, AbbVie entered into a 364-Day Bridge Term Loan Credit Agreement (the "Bridge Loan Agreement"). The Bridge Loan Agreement provides for an $18 billion term facility (the "Bridge Loan Facility") under which, subject to the satisfaction or valid waiver of certain conditions, AbbVie may request up to two borrowings: (i) one in an amount up to $18 billion on the Bridge Closing Date (as defined below) and (ii) one on any date within 60 days after the Bridge Closing Date in an amount up to the lesser of $6 billion and the amount of the $18 billion commitment remaining after any amount requested on the Bridge Closing Date. AbbVie expects to terminate the Bridge Loan Agreement upon the closing of this offering.

        Oxford Amherst Corporation's obligation to accept for exchange, and to exchange, Pharmacyclics Shares for cash and shares of AbbVie common stock in the Offer is subject to a number of conditions, including that a majority of the outstanding Pharmacyclics Shares have been validly tendered (and not properly withdrawn) in the Offer and the receipt of the required regulatory approvals. The transaction is expected to be completed in the second quarter of 2015, subject to the satisfaction or waiver of the conditions to the closing.

Note 2—Basis of Presentation

        The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Pharmacyclics as if it occurred on December 31, 2014. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Pharmacyclics are based on the estimated fair value of Pharmacyclics' assets and liabilities as of December 31, 2014. The pro forma condensed combined statement of earnings for the year ended December 31, 2014 gives effect to the Pharmacyclics acquisition as if it occurred on January 1, 2014. The pro forma financial statements do not give effect to the any accelerated share repurchases, which AbbVie may enter into following the closing of the Offer and the Merger.

        The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial information of AbbVie and Pharmacyclics. The acquisition method of accounting, in accordance with ASC 805, "Business Combinations" (ASC 805) requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC 820, "Fair Value Measurement" (ASC 820). The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of earnings, are expected to have a continuing impact on the consolidated results.

        Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result of the requirements of ASC 820, AbbVie may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measurement that do not reflect AbbVie's intended use for those assets. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Note 3—Accounting Policies

        Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of AbbVie may materially vary from those of Pharmacyclics. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies other than the pro forma reclassifications detailed in Note 4. Following the acquisition and during the measurement period, management will conduct a final review of Pharmacyclics' accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Pharmacyclics' results of operations or reclassification of assets or liabilities to conform to AbbVie's accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 4—Reclassification of Pharmacyclics historical financial information

        Certain reclassifications have been made to Pharmacyclics' historical financial statements to conform to AbbVie's presentation, as follows.

Reclassifications included in the unaudited pro forma condensed combined balance sheet

	As of December 31, 2014
(in millions)	Pharmacyclics before reclassification	Reclassifications	Pharmacyclics after reclassification
Advances to manufacturers	$12	$(12)	$—
Prepaid expenses and other	21	12	60
		27
Marketable securities	12	(12)	—
Short-term investments	—	12	12
Receivable from collaboration partners	27	(27)	—
Payable to collaboration partner	80	(80)	—
Deferred revenue—current portion	19	(19)	—
Accounts payable and accrued liabilities	95	80	194
		19
Deferred revenue—noncurrent portion	35	(35)	—
Long-term liabilities	$2	$35	$37

Reclassifications included in the unaudited pro forma condensed combined statements of earnings

	For the Year Ended December 31, 2014
(in millions)	Pharmacyclics, before reclassification	Reclassifications	Pharmacyclics, after reclassification
Net sales(a)	$730	$—	$730
Cost of products sold	40	1	267
		226
Amortization of intangible assets	1	(1)	—
Cost of collaborations	$226	$(226)	$—

(a)
Net sales for the year ended December 31, 2014 included product sales of $492 million, license and milestone revenue of $220 million and collaboration revenues of $17 million.

Note 5—Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

        The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Pharmacyclics' tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed resulting from the estimated pro forma adjustments.

        The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was December 31, 2014 is presented as follows.

(in millions)	Amount	Note
Calculation of consideration estimated to be transferred
Fair value of shares of AbbVie common stock to be issued to Pharmacyclics stockholders	$8,409	(a)
Cash consideration to be paid to Pharmacyclics stockholders and equity award holders	12,581	(b)

Fair value of total consideration	$20,990

Recognized amounts of identifiable assets acquired and liabilities assumed
Net book value of assets acquired	$829
Less transaction costs expected to be incurred by Pharmacyclics	(94)	(c)
Less historical Pharmacyclics intangible assets	(9)	(e)

Adjustments to net book value of assets acquired and liabilities assumed	726
Inventory fair value adjustment	496	(d)
Identifiable intangible assets at fair value	18,900	(e)
Other fair value adjustments, net	47	(f)
Excess amounts due to Janssen upon change in control	(138)	(g)
Deferred tax impact of fair value adjustments	(4,523)	(h)

Goodwill	$5,482	(j)

(a)
Represents the acquisition date value of shares of AbbVie common stock to be issued to Pharmacyclics stockholders based on 77,079,177 Pharmacyclics shares outstanding as of April 24, 2015 and 65,000 shares expected to be purchased under the Employee Stock Purchase Program (ESPP). For each outstanding share, Pharmacyclics stockholders will receive the Mixed

  Consideration, which consists of $152.25 in cash and a number of shares of AbbVie common stock equal to $109.00 divided by the volume weighted average closing price of one share of AbbVie common stock for the ten consecutive trading days ending on and including the second trading day prior to the final expiration date of the Offer. In lieu of receiving the Mixed Consideration, Pharmacyclics stockholders may elect to receive the Cash Consideration or the Stock Consideration, subject to proration as described in the Form S-4 filed by AbbVie on March 23, 2015 (as amended, the "Form S-4"). Pharmacyclics stockholders who elect to receive the Cash Consideration or the Stock Consideration in the Offer will be subject to proration to ensure that approximately 58.3% of the aggregate consideration in the Offer (as reduced by the Pharmacyclics shares held by stockholders who have properly exercised and perfected dissenters' rights under the DGCL) will be paid in cash and approximately 41.7% of the aggregate consideration in the Offer will be paid in shares of AbbVie common stock. Pharmacyclics stockholders who elect to receive the Cash Consideration or the Stock Consideration in the Merger will be subject to proration to ensure that approximately 58.3% of the aggregate consideration in the Merger will be paid in cash and approximately 41.7% of the aggregate consideration in the Merger will be paid in AbbVie common stock. Refer to the calculation below, which takes into account the proration of Cash Consideration and Stock Consideration described in the Form S-4.

(in millions, except per share data)
Pharmacyclics shares outstanding and shares expected to be purchased under the ESPP	77.144
Consideration per share	$109.00

Value of share consideration	$8,409
Weighted average sale price per share AbbVie common stock (closing price per share of AbbVie common stock on April 30, 2015)	$64.66

Shares of AbbVie common stock to be issued	130.046

(b)
Represents anticipated cash consideration to be transferred to (i) Pharmacyclics stockholders and (ii) equity award holders for equity awards vested or expected to be subject to automatic vesting due to change in control provisions upon the close of the transaction.

Pharmacyclics stockholders will receive (i) $152.25 in cash and $109.00 in fair market value of shares of AbbVie common stock, (ii) $261.25 in cash, or (iii) $261.25 in fair market value of AbbVie common stock, at the election of each holder, subject to the election and proration procedures described in the Form S-4. Pharmacyclics stockholders who elect to receive the Cash Consideration or the Stock Consideration in the Offer will be subject to proration to ensure that approximately 58.3% of the aggregate consideration in the Offer (as reduced by the Pharmacyclics shares held by stockholders who have properly exercised and perfected dissenters' rights under the DGCL) will be paid in cash and approximately 41.7% of the aggregate consideration in the Offer will be paid in shares of AbbVie common stock. Pharmacyclics stockholders who elect to receive the Cash Consideration or the Stock Consideration in the Merger will be subject to proration to ensure that approximately 58.3% of the aggregate consideration in the Merger will be paid in cash and approximately 41.7% of the aggregate consideration in the Merger will be paid in AbbVie common stock. Refer to the calculation below, which takes into account the proration of Cash Consideration and Stock Consideration described in the Form S-4. The anticipated cash consideration to Pharmacyclics stockholders reflects the proration of Cash Consideration and Stock Consideration described in the Form S-4.

Each Pharmacyclics stock option or restricted stock unit award (RSU) outstanding at the effective time of the First Merger will be cancelled and converted into the right to receive a cash amount equal to, in the case of RSUs, the all-cash consideration of $261.25 per share underlying such

  RSU, or in the case of stock options, the excess of the all-cash consideration of $261.25 per share underlying such option less the per-share exercise price of such option. Equity awards that vest as a result of discretionary change in control provisions are attributed to post-combination services in accordance with ASC 805 and accounted for subsequent to the transaction.

(c)
Represents estimated transaction costs to be incurred by Pharmacyclics, which will reduce net assets acquired.

(d)
To record the increase to Pharmacyclics' inventory to present inventory at estimated fair value. This estimated step-up in inventory is preliminary and is subject to change based upon management's final determination of the fair values of finished goods and work-in-process inventories. The amortization of the inventory step-up is reflected as an increase to cost of products sold in the pro forma condensed combined statement of earnings, as detailed in Note 6(d).

(e)
The adjustments reflect the incremental amount necessary to record the estimated fair value of the Pharmacyclics intangible assets acquired. Identifiable intangible assets expected to be acquired consist of the following.

(in millions)	As of December 31, 2014
Identifiable intangible assets
Definite-lived intangible assets	$11,200
IPR&D	7,700

Estimated fair value of identified intangible assets	18,900
Historical Pharmacyclics intangible assets	9

Pro forma adjustment for estimated fair value of identifiable intangible assets	$18,891

  Currently, AbbVie does not have sufficient information as to the amount, timing and risk of cash flows of all of the acquired intangible assets. Some of the more significant assumptions inherent in the development of intangible asset fair values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, research and development costs, sales and marketing expenses, capital expenditures, and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure inherent risk of future cash flows; and the assessment of the asset's life cycle and the competitive trends impacting the asset, among other factors. These assumptions will be adjusted accordingly, if the final identifiable intangible asset valuation generates results, including a corresponding useful lives and related amortization methods, that differ from the pro forma estimates or if the above scope of intangible assets is modified. The final valuation will be completed within 12 months from the close of the acquisition.

(f)
Represents adjustments to record various historical liabilities of Pharmacyclics at fair value.

(g)
To record payment for the reimbursement of costs under Pharmacyclics' 2011 worldwide collaboration and license agreement with Janssen Biotech Inc. that become payable upon change in control.

(h)
Reflects the adjustment to deferred income tax assets and liabilities resulting from pro forma acquisition adjustments for the assets and liabilities to be acquired. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities to be acquired. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur. In situations where jurisdictional detail was not available, a U.S. statutory rate of 37 percent was applied to the adjustment. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management's final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(i)
To record AbbVie's estimated acquisition-related transaction costs. The unaudited pro forma condensed balance sheet reflects the costs as a reduction of cash with a corresponding decrease to retained earnings, net of tax.

(j)
Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

(k)
Represents the elimination of Pharmacyclics' historical common stock, additional paid-in capital, accumulated other comprehensive income, and accumulated deficit.

(l)
To record the estimated nonrecurring post-combination expense related to the accelerated vesting of Pharmacyclics equity awards as a result of change in control provisions that are considered discretionary and is effective at the time of the First Merger, and the reimbursement to Pharmacyclics' directors and executive officers for excise taxes resulting from the acquisition so that, on a net after-tax basis, they would be in the same position as if such excise tax had not been applied. The unaudited pro forma condensed balance sheet reflects the costs as a reduction of cash with a corresponding decrease to retained earnings, net of tax.

(m)
AbbVie expects to fund the cash portion of the transaction with a combination of the issuance of new debt and available cash, including pursuant to this offering. On March 27, 2015, AbbVie entered into the Bridge Loan Agreement which provides for an $18 billion 364-day senior unsecured Bridge Loan Facility, subject to the satisfaction or valid waiver of certain conditions. AbbVie expects to terminate the Bridge Loan Agreement upon the closing of this offering. For purposes of the unaudited pro forma condensed combined financial statements, AbbVie assumes the net proceeds from the Notes pursuant to this offering financed the cash portion of the transaction.

(n)
Total costs of $177 million in financing-related transaction fees expected to be incurred, of which $91 million are expected to be capitalized as debt issuance costs associated with the Notes pursuant to this offering. The remaining $86 million of financing related transaction fees expected to be expensed are associated with the establishment of the undrawn Bridge Loan Facility. The unaudited pro forma condensed balance sheet reflects Bridge Loan Facility costs as a reduction of cash with a corresponding decrease to retained earnings, net of tax.

Note 6—Unaudited Pro Forma Condensed Combined Statement of Earnings Adjustments

(a)
To record estimated pro forma amortization expense on the definite-lived intangible assets pro forma adjustment discussed in Note 5(e). Pro forma amortization has been estimated on a preliminary basis using the estimated pattern of economic benefit provided by the assets over their estimated useful lives and is as follows.

(in millions)	For the Year Ended December 31, 2014
Estimated amortization for acquired definite-lived intangible assets	$188
Historical Pharmacyclics definite-lived intangible amortization expense	1

Pro forma adjustment to cost of products sold	$187

  Preliminary anticipated annual amortization expense, calculated using the estimated pattern of economic benefit, for the definite-lived intangible assets is $188 million in 2015, $375 million in 2016, $473 million in 2017, $612 million in 2018, and $753 million in 2019. The weighted-average estimated useful life for acquired definite-lived intangible assets is 13 years. A 5% increase or decrease in the fair value of definite-lived identifiable intangible assets would increase or decrease amortization by approximately $9 million for the year ended December 31, 2014.

(b)
Interest expense consists of contractual interest expense, amortization of debt issuance costs and other recurring financing costs associated with the Notes pursuant to this offering, with an assumed weighted-average interest rate of 3.36%.

A 1/8% change in the variable interest rate of the Notes pursuant to this offering would result in a change in total interest expense of approximately $21 million for the year ended December 31, 2014.

(c)
Statutory tax rates were applied, as appropriate, to each acquisition adjustment based on the jurisdiction in which the adjustment was expected to occur. In situations where jurisdictional detail was not available, a U.S. statutory rate of 37 percent was applied to the adjustment. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

(d)
Cost of products sold reflects a pro forma adjustment for the amortization of the inventory step-up. The increase in the value of inventory was reflected as an increase to cost of products sold during the period subsequent to the acquisition date based on a historical average inventory turnover rate.

(e)
To record pro forma compensation expense related to the payment of cash to Pharmacyclics equity award holders as a result of discretionary accelerated vesting of equity awards that will be paid contingent upon the holder's continued service with AbbVie through December 31, 2015, in accordance with the merger agreement. In accordance with ASC 805, these amounts will be attributable to post-combination services and accounted for, subsequent to the transaction.

(f)
Reversal of deferred revenue recognized by Pharmacyclics to record at fair value.

Note 7—Earnings per Share

        The unaudited pro forma combined basic and diluted earnings per share for the year ended December 31, 2014 has been adjusted by the shares expected to be issued by AbbVie in connection with the acquisition.

(in millions, except per share data)
Value of the stock consideration	$8,409
AbbVie price per share (as of April 30, 2015)	$64.66

AbbVie shares to be issued	130.046

        An increase or decrease in AbbVie common share price by $5 per share would decrease or increase the number of shares to be issued by approximately 9 million or 11 million, respectively.

 OUR BUSINESS

        AbbVie is a global research-based biopharmaceutical company. AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease and cystic fibrosis; and other health conditions such as low testosterone. AbbVie also has a pipeline of promising new medicines, including more than 30 compounds or indications in Phase 2 or Phase 3 development across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases and women's health. AbbVie has approximately 26,000 employees and its products are sold in over 170 countries.

Products

        AbbVie's portfolio of products includes a broad line of therapies that address some of the world's most complex and serious diseases.

        HUMIRA.    HUMIRA is a biologic therapy administered as a subcutaneous injection. It is approved to treat the following autoimmune diseases in the United States, Canada, and Mexico (collectively, North America), and in the European Union:

Condition	Principal Markets
Rheumatoid arthritis (moderate to severe)	North America, European Union
Psoriatic arthritis	North America, European Union
Ankylosing spondylitis	North America, European Union
Crohn's disease (moderate to severe)	North America, European Union
Plaque psoriasis (moderate to severe)	North America, European Union
Juvenile idiopathic arthritis	North America, European Union
Ulcerative colitis (moderate to severe)	United States, European Union
Axial spondyloarthropathy	United States, European Union
Pediatric Crohn's disease (severe)	United States, European Union
Pediatric enthesitis-related arthritis	European Union

        HUMIRA is also approved in over 60 other markets, including Japan, China, Brazil, and Australia. HUMIRA was introduced to the market in January 2003. HUMIRA accounted for 63 percent of AbbVie's total net sales in 2014. The United States composition of matter (that is, compound) patent covering adalimumab (which is sold under the trademark HUMIRA) is expected to expire in December 2016, and the equivalent European Union patent is expected to expire in the majority of European Union countries in April 2018.

        AbbVie continues to dedicate substantial research and development efforts to expanding indications for HUMIRA, including in the fields of rheumatology, gastroenterology (pediatric Crohn's disease and pediatric ulcerative colitis), dermatology (pediatric psoriasis and hidradenitis suppurativa), and ophthalmology (uveitis). Phase 3 trials are ongoing in preparation for regulatory applications for uveitis in the United States and the European Union. Regulatory applications for hidradenitis suppurativa have been filed in the United States and the European Union. AbbVie continues to work on HUMIRA formulation and delivery enhancements to improve convenience and the overall patient experience. We recently completed the U.S. regulatory submissions for a new Humira formulation, which we believe would enhance the patient experience if approved. The U.S submission was completed in late 2014.

        HCV products.    VIEKIRA PAK is an all-oral, short-course, interferon-free therapy, with or without ribavirin, for the treatment of adult patients with genotype 1 chronic hepatitis C (HCV), including those with compensated cirrhosis. VIEKIRA PAK was approved by the FDA in December 2014. In Europe, AbbVie's HCV treatment is marketed as VIEKIRAX + EXVIERA and is approved for use in patients with genotype 1 and genotype 4 HCV. The European Commission granted marketing authorization for this treatment in January 2015.

        Additional Virology products.    AbbVie's additional virology products include Kaletra and Norvir for the treatment of HIV infection and Synagis for the prevention of respiratory syncytial virus (RSV) infection in high risk infants.

  •
  Kaletra.  Kaletra (also marketed as Aluvia in emerging markets) is a prescription anti-HIV-1 medicine that contains two protease inhibitors: lopinavir and ritonavir. Kaletra is used with other anti-HIV-1 medications as a treatment that maintains viral suppression in people with HIV-1.

  •
  Norvir.  Norvir (ritonavir) is a protease inhibitor that is indicated in combination with other antiretroviral agents for the treatment of HIV-1 infection.

  •
  Synagis.  Synagis is a product marketed by AbbVie outside of the United States that protects at-risk infants from severe respiratory disease caused by RSV.

        Metabolics/Hormones products.    Metabolic and hormone products target a number of conditions, including testosterone deficiency, exocrine pancreatic insufficiency and hypothyroidism. These products include:

  •
  AndroGel.  AndroGel is a testosterone replacement therapy for males diagnosed with symptomatic low testosterone that is available in two strengths: 1 percent and 1.62 percent.

  •
  Creon.  Creon is a pancreatic enzyme therapy for exocrine pancreatic insufficiency, a condition that occurs in patients with cystic fibrosis, chronic pancreatitis, and several other conditions. Creon maintains market leadership in the pancreatic enzyme market.

  •
  Synthroid.  Synthroid is used in the treatment of hypothyroidism. Synthroid is the number one branded synthetic hormone therapy for thyroid disease.

        AbbVie has the rights to sell AndroGel, Creon and Synthroid only in the United States.

        Endocrinology products.    Lupron (also marketed as Lucrin and Lupron Depot) is a product for the palliative treatment of advanced prostate cancer, treatment of endometriosis and central precocious puberty, and for the preoperative treatment of patients with anemia caused by uterine fibroids. Lupron is approved for daily subcutaneous injection and one-month, three-month, four-month and six-month intramuscular injection.

        Other products.    AbbVie's other products include the following:

  •
  Duopa and Duodopa.  AbbVie's levodopa-carbidopa intestinal gel for the treatment of advanced Parkinson's disease is marketed as Duopa in the United States and as Duodopa outside of the United States.

  •
  Anesthesia products.  Sevoflurane (sold under the trademarks Ultane and Sevorane) is an anesthesia product that AbbVie sells worldwide for human use.

  •
  Dyslipidemia products.  AbbVie's dyslipidemia products (TriCor, Trilipix, Niaspan, Simcor and Advicor) address the range of metabolic conditions characterized by high cholesterol and/or high triglycerides.

  •
  Zemplar.  Zemplar is a product sold worldwide for the treatment of secondary hyperparathyroidism associated with Stage 3, 4, and 5 chronic kidney disease (CKD).

Research and Development Activities

        AbbVie has numerous compounds in clinical development, including potential treatments for complex, life-threatening diseases. AbbVie's ability to discover and develop new compounds is enhanced by the company's use of integrated discovery and development project teams, which include chemists, biologists, physicians, and pharmacologists who work on the same compounds as a team.

        The research and development process generally begins with discovery research which focuses on the identification of a molecule that has a desired effect against a given disease. If preclinical testing of an identified compound proves successful, the compound moves into clinical development which generally includes the following phases:

  •
  Phase 1—involves the first human tests in a small number of healthy volunteers or patients to assess safety, tolerability and potential dosing.

  •
  Phase 2—tests the drug's efficacy against the disease in a relatively small group of patients.

  •
  Phase 3—tests a drug that demonstrates favorable results in the earlier phases in a significantly larger patient population to further demonstrate efficacy and safety based on regulatory criteria.

        AbbVie spent approximately $3.3 billion in 2014, $2.9 billion in 2013, and $2.8 billion in 2012 on research to discover and develop new products, indications and processes and to improve existing products and processes. These expenses consisted primarily of salaries and related expenses for personnel, license fees, consulting payments, contract research, clinical drug supply manufacturing, the costs of laboratory equipment and facilities, clinical trial costs, and collaboration fees and expenses.

        AbbVie owns or has licensed rights to a substantial number of patents and patent applications. AbbVie licenses or owns a patent portfolio of thousands of patent families, each of which includes United States patent applications and/or issued patents, and may also contain the non-United States counterparts to these patents and applications. These patents and applications, including various patents that expire during the period 2015 to 2035, in aggregate are believed to be of material importance in the operation of AbbVie's business. However, AbbVie believes that no single patent, license, trademark (or related group of patents, licenses, or trademarks), except for those related to adalimumab (which is sold under the trademark HUMIRA), are material in relation to the company's business as a whole. The United States composition of matter (that is, compound) patent covering adalimumab is expected to expire in December 2016, and the equivalent European Union patent is expected to expire in the majority of European Union countries in April 2018.

        In addition, the following patents, licenses, and trademarks are significant: those related to lopinavir/ritonavir (which is sold under the trademarks Kaletra and Aluvia), those related to ombitasvir/paritaprevir/ritonavir and dasabuvir (which are sold under the trademarks VIEKIRA PAK, VIEKIRAX, EXVIERA, and HOLKIRA PAK), and those related to testosterone (which is sold under the trademark AndroGel). The United States composition of matter patent covering lopinavir is expected to expire in 2016. A principal United States non-composition of matter patent covering lopinavir/ritonavir is expected to expire in 2016. The United States composition of matter patents covering ombitasvir, paritaprevir and dasabuvir are expected to expire in 2032, 2031 and 2029, respectively. The principal United States non-composition of matter patent covering AndroGel 1 percent is expected to expire in 2021, including pediatric exclusivity.

Marketing, Sales, and Distribution Capabilities

        AbbVie utilizes a combination of dedicated commercial resources, regional commercial resources and distributorships to market, sell, and distribute its products worldwide.

        AbbVie directs its primary marketing efforts toward securing the prescription, or recommendation, of its brand of products by physicians, key opinion leaders, and other health care providers. Managed care providers (for example, health maintenance organizations and pharmacy benefit managers), hospitals, and state and federal government agencies (for example, the United States Department of Veterans Affairs and the United States Department of Defense) are also important customers. AbbVie also markets directly to consumers themselves, although in the United States all of the company's products must be sold pursuant to a prescription. Outside of the United States, AbbVie focuses its marketing efforts on key opinion leaders, payors, physicians, and country regulatory bodies. AbbVie also provides patient support programs closely related to its products.

        In 2014, AbbVie's products were sold in over 170 countries. AbbVie's products are generally sold worldwide directly to wholesalers, distributors, government agencies, health care facilities, specialty pharmacies, and independent retailers from AbbVie-owned distribution centers and public warehouses. Although there are no significant seasonal aspects to AbbVie's business, AbbVie's product sales may be affected by end customer and retail buying patterns, fluctuations in wholesaler inventory levels, and other factors.

        In the United States, AbbVie distributes pharmaceutical products principally through independent wholesale distributors, with some sales directly to pharmacies and patients. In 2014, three wholesale distributors (McKesson Corporation, Cardinal Health, Inc., and AmerisourceBergen Corporation) accounted for substantially all of AbbVie's sales in the United States. No individual wholesaler accounted for greater than 42 percent of AbbVie's 2014 gross sales in the United States. Outside the United States, sales are made either directly to customers or through distributors, depending on the market served. These wholesalers purchase product from AbbVie under standard terms and conditions of sale.

        Certain products are co-marketed or co-promoted with other companies. AbbVie has no single customer that, if the customer were lost, would have a material adverse effect on the company's business.

        No material portion of AbbVie's business is subject to renegotiation of profits or termination of contracts at the election of the government.

        Orders are generally filled on a current basis, and order backlog is not material to AbbVie's business.

Sources and Availability of Raw Materials

        AbbVie purchases, in the ordinary course of business, raw materials and supplies essential to its operations from numerous suppliers around the world, including in the United States. In addition, certain medical devices and components necessary for the manufacture of our products are provided by unaffiliated third party suppliers. AbbVie has not experienced any recent significant availability problems or supply shortages for forecasted sales.

Competition

        The markets for AbbVie's products are highly competitive. AbbVie competes with other research-based pharmaceuticals and biotechnology companies that discover, manufacture, market, and sell proprietary pharmaceutical products and biologics. For example, HUMIRA competes with a number of anti-TNF and other products that are approved for a number of disease states and AbbVie's virology products compete with protease inhibitors and other anti-HIV treatments. The search for technological innovations in pharmaceutical products is a significant aspect of competition. The introduction of new products by competitors and changes in medical practices and procedures can result in product obsolescence. Price is also a competitive factor. In addition, the substitution of generic pharmaceutical products for branded pharmaceutical products creates competitive pressures on AbbVie's products that do not have patent protection.

PHARMACYCLICS' BUSINESS

Company Overview

        Pharmacyclics is a fully integrated biopharmaceutical company focused on developing and commercializing novel therapies for the treatment of cancer and immune-mediated diseases. Pharmacyclics is currently an approximately 680-person company with in-house research and development, commercial and third-party contracted manufacturing capabilities and a growing U.S. footprint and global presence. Its goal is to make available therapies intended to improve quality of life, increase duration of life, and resolve serious unmet medical needs for patients. Pharmacyclics is at the forefront at transforming the speed by which innovative, high-quality medicines can advance from bench to bedside. Its first commercial product, IMBRUVICA® (ibrutinib), was developed and commercialized in 4.5 years from the start of its first clinical trial in 2009.

        IMBRUVICA is a first-in-class, oral, once-daily, single-agent therapy which has demonstrated a survival advantage over an approved, standard-of-care therapy in a difficult-to-treat blood cancer. IMBRUVICA inhibits a protein called Bruton's tyrosine kinase (BTK), a key signaling molecule in the B-cell receptor signaling complex that plays an important role in the survival and spread of malignant B-cells. IMBRUVICA blocks signals that tell malignant B-cells to multiply and spread uncontrollably.

        Pharmacyclics markets IMBRUVICA in the United States for its four FDA-approved indications for the treatment of patients with: chronic lymphocytic leukemia (CLL) who have received at least one prior therapy; all lines of CLL with deletion of the short arm of chromosome 17 (del 17p CLL); mantle cell lymphoma (MCL) who have received at least one prior therapy; and all lines of Waldenström's macroglobulinemia (WM).

        Accelerated approval was granted for the MCL indication based on overall response rate (ORR). Improvements in survival or disease symptoms have not been established. Continued approval for the MCL indication may be contingent upon verification of clinical benefit in confirmatory trials. IMBRUVICA is the only medicine approved to treat patients with del 17p CLL and WM.

        Ibrutinib was one of the first medicines to receive FDA approval via the new Breakthrough Therapy Designation pathway, and is the only product to have received three Breakthrough Therapy Designations. In the United States, IMBRUVICA received its first four FDA approvals in a period of less than 15 months, ranging from November 2013 through January 2015, echoing the same speed by which the product was developed. IMBRUVICA currently is approved for use in approximately 47 countries including the United States, Canada, and the 28 member countries which comprise the European Union (EU).

        In commercial use and in the clinical trial setting, IMBRUVICA has demonstrated—and continues to demonstrate—a favorable efficacy, safety, toxicity, and durability of response profile. To date, over 6,100 patients have been treated in Pharmacyclics-sponsored IMBRUVICA trials conducted in over 35 countries involving more than 800 investigators. Pharmacyclics is conducting this research together with Janssen Biotech Inc. and its affiliates (Janssen), one of the Janssen Pharmaceutical companies of Johnson & Johnson, under its 2011 worldwide collaboration and license agreement (the "License Agreement"). Pharmacyclics also has collaborations with other companies including Amgen Inc., AstraZeneca, Bristol-Myers Squibb Co., Celgene Corp., and F. Hoffmann-La Roche Ltd. (Roche) in order to explore the potential of IMBRUVICA as a combination agent and a backbone of therapy for certain blood cancers and solid tumors. Under the License Agreement, Pharmacyclics and Janssen are jointly commercializing IMBRUVICA in the United States. Janssen is commercializing IMBRUVICA outside the United States.

        In addition to Ibrutinib, Pharmacyclics has other product candidates in clinical development and several pre-clinical molecules in lead optimization.

Customers

        Pharmacyclics sells IMBRUVICA directly to some customers who have in-house dispensing capabilities, specialty pharmacies that sell to individual patients, specialty distributors that sell to hospital pharmacies and other organizations that Pharmacyclics has contracted with.

Competition

        There are many companies focused on the development of small molecules and antibodies for treating B-cell malignancies. Companies such as AbbVie, Celgene Corp., Gilead Sciences Inc., Roche and others are known to be active in the development and/or commercialization of therapies for B-cell malignancies. Pharmacyclics' potential competitors include major pharmaceutical and biotechnology companies, clinical reference laboratories and government agencies, as well as academic research institutions that are pursuing research activities similar to Pharmacyclics.

Pharmacyclics' Pipeline

        Pharmacyclics' current clinical development program examines product candidates that are small-molecule enzyme inhibitors designed to target key biochemical pathways involved in life-threatening human diseases. IMBRUVICA, Pharmacyclics' first product to market, is indicated for the treatment of specific subsets of CLL, MCL and WM patients. Pharmacyclics is continuing the development of IMBRUVICA across a variety of B-cell malignancies as well as in solid tumors and certain immune-mediated diseases. In addition to IMBRUVICA, Pharmacyclics currently has other product candidates in clinical development and several pre-clinical molecules in lead optimization; including a BTK inhibitor currently in a Phase I study in rheumatoid arthritis (RA) patients, an inhibitor of Factor VIIa (PCI-27483) and a HDAC inhibitor, abexinostat (formerly known as PCI-24781).

        The table below summarizes Pharmacyclics' pre-clinical programs and clinical product candidates and their stage of development:

Product Candidates/Programs	Disease Indication	Development Status(1)
IMBRUVICA BTK Inhibitor

•

Chronic lymphocytic leukemia (CLL)

•

Small lymphocytic lymphoma (SLL)

•

Mantle cell lymphoma (MCL)

•

Diffuse large B-cell lymphoma (DLBCL)

•

Follicular lymphoma (FL)

•

Multiple myeloma (MM)

•

Waldenström's macroglobulinemia (WM)

•

Marginal zone lymphoma (MZL)

•

Graft versus host disease (GvHD)

•

Acute Lymphoblastic Leukemia (ALL)

•

Acute Myeloid Leukemia (AML)

•

Solid tumors and others

Multiple trials (Phase I, II, III) in treatment naive and in relapsed/refractory patients
BTK Inhibitor Program	Autoimmune	Pre-clinical testing, Phase I
Abexinostat HDAC Inhibitor (PCI-24781)	Relapsed/refractory lymphomas and solid tumors	Multiple trials (Phase I, II)
Factor VIIa Inhibitor (PCI-27483)	Cancer	Phase II complete/program under review

(1)
"Phase I" means initial human clinical trials designed to establish the safety, dose tolerance, pharmacokinetics (i.e., absorption, metabolism, excretion) and pharmacodynamics (i.e., biological markers for activity) of a compound. "Phase II" means human clinical trials designed to establish safety, optimal dosage and preliminary activity of a compound in a patient population. "Phase III" means human clinical trials designed to establish the safety and efficacy of a compound. These are the most important trials required by the FDA and are done to rigorously establish the clinical benefit and safety profile of a drug in a particular patient population. "Pre-clinical" means the stage of drug development prior to human clinical trials in which a molecule is optimized for "drug like" properties and evaluated for efficacy, pharmacokinetics, pharmacodynamics and safety.

Patents and Proprietary Technology

        As of December 31, 2014, Pharmacyclics owns or holds licenses to:

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  77 issued U.S. patents; and

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  81 other pending U.S. patent applications, including 8 allowed U.S. patent applications.

        In addition, Pharmacyclics owns or holds licenses to approximately 243 issued foreign patents, 21 Patent Cooperation Treaty (PCT) patent applications, and more than 350 pending non-U.S. patent applications filed with the European Patent Office, and nationally in Canada, Japan, China, India, Australia and other non-U.S. international territories.

        Furthermore, Pharmacyclics owns patents which claim the IMBRUVICA compound and related BTK inhibitor compounds as compositions of matter in the United States, Europe, Japan, China, Canada, Mexico, South Korea, Singapore, Hong Kong, South Africa, Russia, New Zealand, India, and Australia. As of December 31, 2014, the duration of the granted patents covering the IMBRUVICA compound and related BTK inhibitor compounds as compositions of matter in the countries noted above is through December 2026, subject to any patent term extensions that may be obtained in certain territories.

Manufacturing

        Generally the raw materials required for the production of Pharmacyclics' products are available from several suppliers, yet in some cases the raw materials are only available through one supplier. Pharmacyclics contracts with third parties to manufacture the raw materials and the active pharmaceutical ingredient (API) of IMBRUVICA for clinical and commercial uses. Raw materials required for the production of the API are generally sourced from several third-party suppliers. Contract manufacturers in Asia convert these raw materials into API for clinical and commercial purposes. Pharmacyclics uses a third-party facility in North America to manufacture drug product. A dedicated facility was constructed at this site to provide drug product manufacturing. Another third-party is used to package and label the finished product for commercial purposes. Pharmacyclics uses a third-party logistics provider to handle shipping and warehousing of its commercial supply of IMBRUVICA and a range of specialty pharmacies and distributors to dispense IMBRUVICA to patients in fulfillment of prescriptions.

Research and Development

        Pharmacyclics' R&D expenses were $172.5 million for the year ended December 31, 2014 (net of Janssen's share of costs under the cost sharing arrangement of $40.1 million).

DESCRIPTION OF NOTES

        The Notes will be issued under an indenture, dated as of November 8, 2012 (the "indenture"), between AbbVie and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by one or more supplemental indentures relating to the Notes. The following description of the terms of the Notes supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the Notes, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended. In this description all references to "AbbVie," "we," "our" and "us" mean AbbVie Inc. only.

General

        AbbVie is issuing $             million aggregate principal amount of 2018 Notes. The 2018 Notes will mature on             , 2018. Interest on the 2018 Notes will accrue at the rate of        % per annum.

        AbbVie is issuing $             million aggregate principal amount of 2020 Notes. The 2020 Notes will mature on            , 2020. Interest on the 2020 Notes will accrue at the rate of        % per annum.

        AbbVie is issuing $             million aggregate principal amount of 2022 Notes. The 2022 Notes will mature on            , 2022. Interest on the 2022 Notes will accrue at the rate of        % per annum.

        AbbVie is issuing $             million aggregate principal amount of 2025 Notes. The 2025 Notes will mature on            , 2025. Interest on the 2025 Notes will accrue at the rate of        % per annum.

        AbbVie is issuing $             million aggregate principal amount of 2035 Notes. The 2035 Notes will mature on            , 2035. Interest on the 2035 Notes will accrue at the rate of        % per annum.

        AbbVie is issuing $             million aggregate principal amount of 2045 Notes. The 2045 Notes will mature on            , 2045. Interest on the 2045 Notes will accrue at the rate of        % per annum.

        The Notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        In the future, AbbVie may, without the consent of the holders, increase the principal amounts of any series of Notes offered hereby. The Notes of each series and any additional Notes of such series subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions, provided that if any such additional Notes are not fungible with the existing Notes for United States federal income tax purposes, such additional Notes will have a separate CUSIP number.

        The indenture limits neither the amount of debt that AbbVie may issue under the indenture, nor the amount of other debt or securities that AbbVie or any of its subsidiaries may issue. AbbVie may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the indenture on secured debt and sale/leaseback transactions described below under "Certain Covenants of AbbVie," and the restrictions described below under "Consolidation, Merger and Sale of Assets," the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event AbbVie participates in a highly leveraged transaction. In addition, the indenture does not limit AbbVie's ability to guarantee any indebtedness of its subsidiaries or any other person.

Interest

        Interest on each series of Notes will be payable semi-annually in arrears on            and            of each year, beginning on                        , 2015, to the persons in whose names the Notes are registered at the close of business on the date that is 15 calendar days prior to the relevant interest payment date (whether or not a business day). Interest on each series of Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

        AbbVie may redeem (i) the 2018 Notes, at any time prior to the maturity date thereof in whole or from time to time prior to the maturity date thereof in part, (ii) the 2020 Notes, at any time prior to            , 2020 (one month prior to the maturity date of the 2020 Notes) in whole or from time to time prior to             , 2020 in part, (iii) the 2022 Notes, at any time prior to            , 2022 (two months prior to the maturity date of the 2022 Notes) in whole or from time to time prior to             , 2022 in part, (iv) the 2025 Notes, at any time prior to            , 2025 (three months prior to the maturity date of the 2025 Notes) in whole or from time to time prior to             , 2025 in part, (v) the 2035 Notes, at any time prior to            , 2035 (six months prior to the maturity date of the 2035 Notes) in whole or from time to time prior to             , 2035 in part and (vi) the 2045 Notes, at any time prior to            , 2045 (six months prior to the maturity date of the 2045 Notes) in whole or from time to time prior to            , 2045 in part, in each case, at AbbVie's option, at a redemption price equal to the greater of:

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  100% of the principal amount of the Notes of that series to be redeemed; and

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  the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus            basis points for the 2018 Notes,            basis points for the 2020 Notes,             basis points for the 2022 Notes,            basis points for the 2025 Notes,             basis points for the 2035 Notes and            basis points for the 2045 Notes.

        In each case, AbbVie will pay accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

        In addition, at any time on or after (i)                 , 2020 (one month prior to the maturity date of the 2020 Notes) with respect to the 2020 Notes, (ii)                 , 2022 (two months prior to the maturity date of the 2022 Notes) with respect to the 2022 Notes, (iii)                  , 2025 (three months prior to the maturity date of the 2025 Notes) with respect to the 2025 Notes, (iv)                 , 2035 (six months prior to the maturity date of the 2035 Notes) with respect to the 2035 Notes or (v)                 , 2045 (six months prior to the maturity date of the 2045 Notes), with respect to the 2045 Notes, AbbVie may redeem some or all of such series of Notes at its option, at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

        For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) if AbbVie obtains four or more Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if AbbVie obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that AbbVie appoints to act as the Independent Investment Banker from time to time.

        "Primary Treasury Dealer" means a primary United States government securities dealer in the United States of America.

        "Reference Treasury Dealer" means (i) Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of them ceases to be a Primary Treasury Dealer, AbbVie will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealers AbbVie selects.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to AbbVie by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third New York Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third New York Business Day preceding the redemption date.

        Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the series and amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless AbbVie defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If fewer than all of the Notes of a series are to be redeemed at any time, the Trustee will select, not more than 45 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously redeemed by random lot.

Special Mandatory Redemption

        If (x) the consummation of the Pharmacyclics acquisition (as defined below) does not occur on or before February 3, 2016 (the "End Date") or (y) we notify the Trustee in respect of the Notes that the merger agreement (as defined below) has been terminated in accordance with its terms prior to the consummation of the Pharmacyclics acquisition (the earlier of the date of delivery of such notice and the End Date, the "Acquisition Deadline"), we will be required to redeem all of the Notes then outstanding (the "special mandatory redemption") at a redemption price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the special mandatory redemption date (as defined below) (the "special mandatory redemption price").

        If we are required to redeem the Notes in a special mandatory redemption pursuant to the immediately preceding paragraph, we will cause a notice of special mandatory redemption to be mailed to the Trustee and mailed, or delivered electronically if held by DTC in accordance with DTC's customary procedures, to the holders of the Notes at their registered addresses no later than 10 days following the Acquisition Deadline, which shall provide for the redemption of the Notes on or prior to the third business day (the "special mandatory redemption date") following the date of such notice. Upon the deposit of funds sufficient to pay the special mandatory redemption price of all Notes to be redeemed on the special mandatory redemption date with the Trustee or a paying agent on or before such special mandatory redemption date, the Notes will cease to bear interest and all rights under the Notes shall terminate.

        The "Pharmacyclics acquisition" means the acquisition of Pharmacyclics, Inc., a Delaware corporation, pursuant to the merger agreement.

        The "merger agreement" means that certain Agreement and Plan of Reorganization, dated as of March 4, 2015, by and among AbbVie, Oxford Amherst Corporation, a Delaware corporation and a wholly owned subsidiary of AbbVie, Oxford Amherst, LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie, and Pharmacyclics, Inc., a Delaware corporation, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization, dated as of March 22, 2015 (and as further amended, supplemented or otherwise modified from time to time in accordance with its terms).

        Notwithstanding the foregoing, installments of interest on any series of Notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Notes and the indenture.

Open Market Purchases

        AbbVie or any of its affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

Sinking Fund

        There is no provision for a sinking fund for any of the Notes.

Ranking

        The Notes will be unsecured, unsubordinated obligations of AbbVie and will rank equally with all its other existing and future unsecured, unsubordinated indebtedness, including the Existing Notes and indebtedness under its Revolving Credit Facility and Bridge Loan Facility.

        AbbVie derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. AbbVie depends on distributions of cash flow and earnings from its subsidiaries in order to meet its payment obligations under the Notes and its other debt obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Notes, or to provide AbbVie with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, the Notes will be structurally subordinated to the liabilities of AbbVie's subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of AbbVie's subsidiaries to make payments or other distributions to it, and AbbVie's subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it. As of December 31, 2014, on a pro forma basis, giving effect to the issuance and sale of the Notes and the application of the estimated net proceeds therefrom, as described in this prospectus supplement, as if such transaction had occurred on December 31, 2014, AbbVie would have had approximately $32 billion of outstanding indebtedness. In addition, AbbVie has entered into the Bridge Loan Facility and the Revolving Credit Facility, which have a borrowing capacity of up to $18 billion (subject to reduction in the circumstances described under "Description of Other Indebtedness" below) and $3 billion respectively.

Certain Covenants of AbbVie

  Restrictions on Secured Debt.

        If AbbVie or any Domestic Subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness for borrowed money (called "Debt") and that Debt is secured by a Mortgage on any Principal Domestic Property or any shares of stock or Debt of any Domestic Subsidiary, AbbVie will secure, or cause its Domestic Subsidiary to secure, the Notes equally and ratably with, or prior to, such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt, plus all Attributable Debt in respect of Sale and Leaseback Transactions involving Principal Domestic Properties (other than Sale and Leaseback Transactions permitted pursuant to the second bullet under the heading "Sale and Leaseback Transactions" below), would not exceed 15% of AbbVie's Consolidated Net Assets. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of this restriction, Debt secured by:

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  Mortgages on property of, or on any shares of stock or Debt of, any Person existing at the time such Person becomes a Domestic Subsidiary;

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  Mortgages in favor of AbbVie or any Subsidiary thereof;

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  Mortgages on property of AbbVie or a Domestic Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute;

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  Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

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  Mortgages to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

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  with respect to each series of Notes, Mortgages existing on the first date on which a Note of such series is authenticated by the Trustee under the indenture;

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  Mortgages incurred in connection with pollution control, industrial revenue or similar financings;

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  Mortgages created in substitution of or as replacements for any Mortgages referred to in the foregoing list, inclusive, provided that, based on a good faith determination of an officer of AbbVie, the property encumbered under any such substitute or replacement Mortgage is substantially similar in nature to the property encumbered by the otherwise permitted Mortgage which is being replaced; and

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  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing list, inclusive, provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the Debt secured by such Mortgage at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Debt being refinanced) and (b) where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project that is subject to a Mortgage securing the Debt being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Restrictions on Sales and Leasebacks.

        Neither AbbVie nor any Domestic Subsidiary may enter into any Sale and Leaseback Transaction unless either:

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  AbbVie or such Domestic Subsidiary could incur Debt secured by a Mortgage under the restrictions described above under "Restrictions on Secured Debt" on the Principal Domestic Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

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  AbbVie, within 180 days after the sale or transfer by AbbVie or by any such Domestic Subsidiary, applies to the retirement of AbbVie's Funded Debt, an amount equal to the greater of (1) the net proceeds of the sale of the Principal Domestic Property sold and leased back pursuant to such arrangement; or (2) the fair market value of the Principal Domestic Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the chairman of the board of the Company, its chief executive officer, an executive vice president, a senior vice president or a vice president, and the chief financial officer, the treasurer or an assistant treasurer), subject to credits for certain voluntary retirements of Funded Debt.

Certain Definitions

        The following are the meanings of terms that are important in understanding the restrictive covenants of AbbVie:

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  "Attributable Debt" means (except as otherwise provided in this paragraph), as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined (the "Determination Date"), the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the Determination Date at the rate of 8% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty, if under the terms of the lease the termination right is not exercisable until after the Determination Date, and if the amount of such penalty discounted to the Determination Date at the rate of 8% per annum compounded monthly is less than the net amount of rentals payable after the time as of which such termination could occur (the "Termination Time") discounted to the Determination Date at the rate of 8% per annum compounded monthly, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the Termination Time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty, if such termination right is exercisable on the Determination Date, and if the amount of the net rentals payable under such lease after the Determination Date discounted to the Determination Date at the rate of 8% per annum compounded monthly is greater than the amount of such penalty, the "Attributable Debt" for such lease as of such Determination Date shall be equal to the amount of such penalty.

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  "Consolidated Net Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities, as set forth on the consolidated balance sheet of AbbVie and its consolidated Subsidiaries, prepared as of the end of a fiscal quarter in accordance with generally accepted accounting principles, which AbbVie shall have most recently filed with the SEC or otherwise distributed to its shareholders prior to the time as of which "Consolidated Net Assets" shall be determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of AbbVie or any of its Subsidiaries involving the payment or receipt by AbbVie or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

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  "Domestic Subsidiary" means any Subsidiary of AbbVie that transacts substantially all of its business or maintains substantially all of its property within the United States of America (excluding its territories and possessions and Puerto Rico), provided, however, that the term shall not include any Subsidiary which (1) is engaged primarily in the financing of operations outside of the United States of America or in leasing personal property or financing inventory, receivables or other property; or (2) does not own a Principal Domestic Property.

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  "Funded Debt" means indebtedness of AbbVie (other than the Notes or indebtedness subordinated in right of payment to the Notes) or indebtedness of a wholly-owned Domestic Subsidiary, for borrowed money, having a stated maturity more than 12 months from the date of application of Sale and Leaseback Transaction proceeds or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application.

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  "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

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  "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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  "Principal Domestic Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution and located in the United States of America (excluding its territories and possessions and Puerto Rico), owned or leased by AbbVie or any Domestic Subsidiary and having a net book value which, on the date the determination as to whether a property is a Principal Domestic Property is being made, exceeds 2% of Consolidated Net Assets of AbbVie other than any such building, structure or other facility or a portion thereof (i) which is an air or water pollution control facility financed by State or local governmental obligations or (ii) which the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries as an entirety.

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  "Sale and Leaseback Transaction" means any arrangement with any bank, insurance company or other lender or investor (not including AbbVie or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by AbbVie or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by AbbVie or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Property.

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  "Subsidiary" means any Person which is a corporation, partnership, joint venture, limited liability company, trust or estate, and of which AbbVie directly or indirectly owns or controls stock or other interests, which under ordinary circumstances (not dependent upon the happening of a contingency) has the voting power to elect a majority of the board of directors, managers, trustees or equivalent of such Person; provided, however, that the term shall not include any such Person if and for so long as (a) such Person does not own a Principal Domestic Property and (b) the chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith at least annually that the existing aggregate investments by AbbVie and its Domestic Subsidiaries (including all guarantees and other extensions of credit), in such Person are not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries, as an entirety.

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  "Trustee" means the Person named as the "Trustee" in the indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee under the indenture, and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

Consolidation, Merger and Sale of Assets

        AbbVie shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

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  the Person formed by such consolidation or into which AbbVie is merged or the Person which acquires by conveyance or transfer, or which leases, AbbVie's properties and assets substantially as an entirety shall be a corporation, limited liability company or partnership, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume AbbVie's obligations on the Notes under a supplemental indenture;

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  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

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  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, AbbVie's properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, AbbVie or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with, or prior to, all indebtedness secured thereby; and

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  AbbVie has delivered to the Trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

        Upon any consolidation of AbbVie with, or merger of AbbVie into, any other Person or any conveyance, transfer or lease of the properties and assets of AbbVie substantially as an entirety in accordance with the above provisions, the successor Person formed by such consolidation or into which AbbVie is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, AbbVie under the indenture with the same effect as if such successor Person had been named in the indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the indenture and the Notes.

Events of Default

        The indenture defines an event of default with respect to any series of Notes as being:

  (1)
  failure to pay interest or premium on that series of Notes when due, continued for 30 days;

  (2)
  failure to pay the principal on that series of Notes when due;

  (3)
  failure to perform, or breach, under any other covenant or warranty applicable to that series of Notes and not otherwise specifically dealt with in the definition of "event of default" for a period of 90 days after the giving of written notice to AbbVie by the Trustee or to AbbVie and the Trustee by holders of at least 25% in principal amount of outstanding Notes of that series;

  (4)
  with respect to any series of Notes, default in the performance of AbbVie's obligations relating to the special mandatory redemption pursuant to such series of Notes; or

  (5)
  specified events of bankruptcy, insolvency or reorganization of AbbVie.

        The Trustee is required to give holders of the particular series of Notes written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

        AbbVie is required annually to deliver to the Trustee a certificate stating whether or not the signers have any knowledge of any default by AbbVie in its performance and observance of any terms, provisions and conditions of the indenture.

        In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of AbbVie) shall occur and be continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of the particular series of Notes then outstanding may declare the principal amount of such series of Notes to be immediately due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of AbbVie occurs, the principal of all the Notes then outstanding will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of the outstanding series of Notes affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of AbbVie's other indebtedness, an event of default in respect of the Notes may give rise to cross defaults on its other indebtedness.

        Any past default with respect to a series of Notes may be waived on behalf of all holders of that series of Notes by at least a majority in principal amount of the holders of the outstanding Notes of that series, except a default:

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  in the payment of the principal of or any premium or interest on that series of Notes; or

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  in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note of that series affected.

        Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured and shall cease to exist for every purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

        A holder of Notes of any series will be able to pursue any remedy under the indenture only if:

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  such holder has previously given written notice to the Trustee of a continuing event of default with respect to that series of Notes;

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  the holders of not less than 25% in principal amount of the outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the indenture;

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  such holders or holders making the request have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  during that 60-day period, the holders of a majority in principal amount of that series of Notes do not give the Trustee a direction inconsistent with such request.

        Holders of Notes, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their Notes on or after its due date.

Modification of the Indenture

        AbbVie and the Trustee may modify the indenture or any supplemental indenture without the consent of the holders of the Notes for one or more of the following purposes:

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  to evidence the succession of another Person to AbbVie and the assumption by any such successor of the obligations of AbbVie in the indenture or any supplemental indenture, and in the Notes;

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  to add to the covenants of AbbVie for the benefit of the holders of all or any series of Notes or to surrender any right or power conferred upon AbbVie by the indenture or any supplemental indenture;

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  to add any additional events of default for the benefit of holders of all or any series of Notes;

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  to add to or change any of provisions of the indenture or any supplemental indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in certain other forms;

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  to add to, change or eliminate any of the provisions of the indenture or any supplemental indenture in respect of one or more series of Notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Note with respect to such provision or (ii) shall become effective only when there is no such Note outstanding;

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  to secure the Notes pursuant to the requirements of the indenture or the requirements of any supplemental indenture or to otherwise provide any security for, or add any guarantees of or additional obligors on, the Notes of all or any series;

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  to establish the form or terms of Notes of any series in accordance with the terms of the indenture;

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  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of a particular series of Notes in accordance with the provisions in the indenture;

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  to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the indenture;

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  to cure any ambiguity or to correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as shall not adversely affect the interests of the holders of any series of Notes in any material respect.

        The provisions related to our obligation to redeem the Notes in a special mandatory redemption may not be waived or modified for any series of Notes without the written consent of AbbVie and holders of at least 66 2/3% in principal amount of such series.

        AbbVie and the Trustee may otherwise modify the indenture or any supplemental indenture with the consent of the holders of not less than a majority in principal amount of each series of Notes affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of Notes of such series under the indenture or any supplemental indentures. However, without the consent of the holder of each outstanding Note affected by such modification, no modification may:

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  change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Notes or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of the Notes of any series, the consent of whose holders is required in the indenture for consent for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences;

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  modify the provisions set forth in the two bullets above or the paragraph immediately preceding the two bullets above or modify provisions relating to the waiver of past defaults or the waiver of certain covenants in the indenture, in each case, other than to increase the percentage in principal amount of the Notes required to modify such provisions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected by such modification.

Defeasance and Covenant Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance as described in the indenture will apply to the Notes.

        The indenture provides that, at AbbVie's option, AbbVie:

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  will be discharged from any and all obligations in respect of the Notes of a series, except for certain obligations set forth in the indenture that survive such discharge ("legal defeasance"); or

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  may omit to comply with certain restrictive covenants of the indenture, including those described under "Certain Covenants of AbbVie" and "Consolidation, Merger and Sale of Assets," and the occurrence of an event described in clause (3) under "Events of Default" with respect to any such covenants will no longer be an event of default ("covenant defeasance");

in each case, if

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  AbbVie irrevocably deposits or causes to be deposited with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, in money in an amount, U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge all the principal of and premium, if any, and interest on the Notes of that series on the dates such payments are due, which may include one or more redemption dates that AbbVie designates, in accordance with the terms of the Notes of that series;

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  no event of default or event which with notice or lapse of time, or both, would become an event of default with respect to Notes of such series shall have occurred and be continuing on the date of such deposit or insofar as an event of default resulting from certain events involving AbbVie's bankruptcy or insolvency are concerned, at any time during the period ending on the 121st day after such date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to AbbVie in respect of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

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  such defeasance will not cause the Trustee to have a conflicting interest with respect to any of AbbVie's securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

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  the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which AbbVie is a party or by which AbbVie bound;

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  AbbVie has delivered an opinion of counsel to the effect that the beneficial owners of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to AbbVie, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and

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  AbbVie shall have delivered an officer's certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

        If AbbVie fails to comply with its remaining obligations under the indenture after a covenant defeasance with respect to the Notes of any series and the Notes of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from the event of default. AbbVie will, however, remain liable for those payments.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the indenture) as to all outstanding Notes of any series when:

          (1)   either (a) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by AbbVie and thereafter repaid to it or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at AbbVie's option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of AbbVie, and AbbVie has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of such deposit (in the case of Notes which have become due and payable), or to their stated maturity or the redemption date, as the case may be (provided that in connection with any discharge relating to any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date), together with irrevocable instructions from AbbVie directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   AbbVie has paid or caused to be paid all other sums payable under the indenture in respect of such series of Notes; and

          (3)   AbbVie has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of Notes have been complied with.

Governing Law

        The indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        U.S. Bank National Association will be named as the "Trustee" under the indenture. U.S. Bank National Association and its affiliates perform certain commercial banking services for some of AbbVie's affiliates for which they receive customary fees.

        The Trustee will become obligated to exercise any of its powers under the indenture at the request or direction of any of the holders of any Notes pursuant to the indenture only after those holders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

        U.S. Bank National Association, in each of its capacities including, but not limited to, Trustee, paying agent and security registrar, has not participated in the preparation of this prospectus supplement and assumes no responsibility for its content.

Payment and Paying Agents

        AbbVie will make payments on the Notes in U.S. dollars at the office of the Trustee or any paying agent AbbVie designates (which paying agent may include AbbVie). At its option, AbbVie may make payments of interest by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of any Note, in immediately available funds to an account maintained by the applicable depository or its nominee with respect to a Global Note, and to the holder of any Note or its nominee with respect to a Note in definitive form; provided further that in the case of a Note in definitive form (x) the holder thereof shall have provided written wiring instructions to the Trustee on or before the related record date and (y) if appropriate instructions for any such wire transfer are not received by the related record date, then such payment shall be made by check mailed to the address of such holder specified in the security register. AbbVie will make interest payments to the person in whose name the Note is registered at the close of business on the record date for the interest payment.

        AbbVie has designated the Trustee as its paying agent for payments on Notes. AbbVie may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        The Trustee or paying agent, as applicable, will repay to AbbVie on AbbVie's written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to AbbVie, holders entitled to those funds must look only to it for payment.

Exchange, Registration and Transfer

        Notes of any series may be exchangeable for other Notes of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present registered Notes for registration of transfer at the office of the security registrar. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        AbbVie will appoint the Trustee as security registrar for the Notes. AbbVie may at any time designate additional security registrars for any series of Notes or rescind the designation of any security registrar or approve a change in the location through which any security registrar acts. AbbVie will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of the Notes, but we or the security registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than as set forth in the indenture).

        Neither the Company nor the security registrar will be required to register the transfer of or exchange of any Note:

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  during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption and ending at the close of business on the day of such mailing; or

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  so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Book-Entry System

        We will issue the Notes initially in the form of one or more global notes (the "Global Notes") in definitive, fully registered, book-entry form. The Global Notes will be delivered to the Trustee, as custodian for The Depository Trust Company, which we refer to as DTC, and registered in the name of DTC or the nominee of DTC.

        Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

DTC, Clearstream and Euroclear

        Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their United States depositaries, which in turn will hold such interests in customers' securities accounts in the United States depositaries' names on the books of DTC.

        We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        AbbVie understands that:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

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  DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants, which we refer to as "direct participants," deposit with DTC.

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  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, which eliminates the need for physical movement of securities certificates.

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  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

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  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed

    Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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  Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as "indirect participants."

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  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        AbbVie expects that, pursuant to procedures established by DTC:

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  upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

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  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC or its nominee (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of a beneficial interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, AbbVie, the Trustee and any agent of AbbVie or the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes, whether or not the Notes be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Consequently, neither AbbVie, the Trustee nor any agent of AbbVie or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        AbbVie expects that, under DTC's current practice, at the due date of any payment in respect of securities such as the Notes, DTC will credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or AbbVie. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        AbbVie understands that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

        Although AbbVie understands that DTC, Euroclear and Clearstream have agreed to the procedures described herein to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of AbbVie, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

        AbbVie will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary; provided, however, that at AbbVie's option payment of interest may be made by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of any Note, in immediately available funds to an account maintained by the applicable depository or its nominee with respect to a Global Note, and to the holder of any Note or its nominee with respect to a Note in definitive form; provided further that in the case of a Note in definitive form (x) the holder thereof shall have provided written wiring instructions to the Trustee on or before the related record date and (y) if appropriate instructions for any such wire transfer are not received by the related record date, then such payment shall be made by check mailed to the address of such holder specified in the security register. Any permitted secondary market trading activity in the Notes will be required by DTC to be settled in immediately available funds. AbbVie expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. AbbVie understands that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        If the principal of or any premium or interest on the Notes is payable on a day that is not a business day, the payment will be made on the following business day without the accrual of any interest on that payment.

Exchange of Global Notes for Certificated Notes

        AbbVie will issue Certificated Notes upon surrender by DTC of the Global Notes only if:

          (1)   DTC (a) notifies AbbVie that it is no longer willing or able to act as a depositary or clearing system for the Global Notes or (b) ceases to be a clearing agency registered under the Exchange Act and in either event AbbVie fails to appoint a successor depositary within 90 days;

          (2)   there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or

          (3)   AbbVie determines not to have the Notes represented by a Global Note.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

        Neither we nor the Trustee will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

DESCRIPTION OF OTHER INDEBTEDNESS

        Set forth below is a summary of certain outstanding indebtedness and other financing arrangements of the Issuer. The following summary is not a complete description of the terms of these debt obligations and financing arrangements and is qualified in its entirety by reference to the applicable governing agreements, which are included as exhibits to the Issuer's filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information."

Existing Notes

        In November 2012, the Issuer issued $14.7 billion aggregate principal amount of senior notes (the "Existing Notes") in anticipation of its separation from Abbott Laboratories ("Abbott"). The Existing Notes were guaranteed by Abbott until the separation from Abbott was consummated on January 1, 2013, at which point the guarantee was released. Approximately $3 billion of the Existing Notes were issued to Abbott as partial consideration for the transfer of assets from Abbott to AbbVie. The Issuer used part of the net proceeds from the sale of the Existing Notes (other than the portion of the Existing Notes issued to Abbott) to finance the distribution to Abbott made in November 2012 of $10.2 billion, as provided by the terms of the agreement governing the separation.

        The Existing Notes consist of $500 million of floating rate notes due in 2015, $3.5 billion of 1.20% notes due in 2015, $4 billion of 1.75% notes due in 2017, $1 billion of 2.00% notes due in 2018, $3.1 billion of 2.90% notes due in 2022 and $2.6 billion of 4.40% notes due in 2042.

        The Issuer may redeem any or all of the Existing Notes of each series, other than the floating rate notes due in 2015, at any time and from time to time, at a redemption price equal to the principal amount of the Existing Notes redeemed plus a make-whole premium. The Issuer may not redeem the floating rate notes due in 2015 prior to maturity. At December 31, 2014, the Issuer was in compliance with the covenants under the Existing Notes.

Existing Credit Agreement

        In October 2014, the Issuer entered into a $3 billion five-year revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility is currently used to support commercial paper borrowings. At December 31, 2014, there were $416 million of commercial paper borrowings outstanding. No amounts are currently outstanding under the Revolving Credit Facility, and the Issuer does not expect to borrow under the Revolving Credit Facility in connection with the Pharmacyclics acquisition unless other sources of financing are insufficient or unavailable.

Bridge Loan Facility

        On March 27, 2015, the Issuer entered into a 364-Day Bridge Term Loan Credit Agreement (the "Bridge Loan Agreement") with the various financial institutions named therein, as lenders, and Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders.

        The Bridge Loan Agreement provides for an $18 billion term facility (the "Bridge Loan Facility") under which, subject to the satisfaction or valid waiver of certain conditions, the Issuer may request up to two borrowings: (i) one in an amount up to $18 billion on the first date (the "Bridge Closing Date") on which the Pharmacyclics acquisition is consummated and each of the conditions to funding of the Bridge Loan Facility have been satisfied or validly waived and (ii) one on any date within 60 days after the Bridge Closing Date in an amount up to the lesser of $6 billion and the amount of the $18 billion commitment remaining after any amount requested on the Bridge Closing Date. AbbVie expects to terminate the Bridge Loan Agreement upon the closing of this offering.

        The Issuer may use the proceeds of any borrowings under the Bridge Loan Facility to finance, among other things, the Pharmacyclics acquisition pursuant to the merger agreement and payment of related fees and expenses, the Share Repurchase, and certain other permitted uses. Loans under the Bridge Loan Facility mature 364 days after the Bridge Closing Date.

        The Bridge Loan Agreement provides that, subject to certain exceptions and reinvestment rights, net cash proceeds received by the Issuer and its subsidiaries from debt issuances (including the issuance of the Notes pursuant to this offering), equity issuances and asset sales must be used to prepay amounts drawn under the Bridge Loan Agreement or, if not so used, will automatically reduce the commitments under the Bridge Loan Agreement.

        The Issuer's borrowings under the Bridge Loan Facility will bear interest, at the Issuer's option, based on either a base rate or a Eurocurrency (or LIBOR) rate. The base rate is equal to the highest of (i) the federal funds rate plus 0.50%, (ii) the rate of interest per annum from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Lending Rate" and (iii) the one-month Eurocurrency rate plus 1.00%. The margins on both base rate loans and Eurocurrency loans will increase at specified dates in accordance with the terms of the Bridge Loan Agreement.

        The Bridge Loan Agreement contains customary representations, warranties and affirmative and negative covenants, including a financial covenant limiting the Issuer's ratio of Consolidated Total Debt to Consolidated EBITDA to certain ratios on certain dates.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as "Holders") with respect to the ownership and disposition of the Notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein.

        This discussion applies only to Holders that purchase Notes in the initial offering at their original "issue price" (i.e., the first price at which a substantial amount of the Notes is sold to purchasers (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash) and hold Notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of the Notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to Holders that are subject to special rules under the U.S. federal income tax laws including, for example, banks and other financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities (or investors therein), individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, regulated investment companies, real estate investment trusts, U.S. Holders whose "functional currency" is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, holders liable for the alternative minimum tax, "controlled foreign corporations," "passive foreign investment companies," U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, and persons holding Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. This discussion does not address the tax consequences of the ownership or disposition of Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state or local tax consequences. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.

        As used herein, a "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations.

        As used herein, a "Non-U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate that is not a U.S. Holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of the entity. Holders of Notes that are partnerships or partners in such entities should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Notes.

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing "contingent payment debt instruments." According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a Holder recognizes in advance of the payment of such excess or accelerated amounts, if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments of excess or accelerated amounts will be made is remote within the meaning of the applicable Treasury regulations. The remainder of this discussion assumes that this position will be respected. Our position that these contingencies are remote is binding on a Holder unless such Holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a Holder might be required, among other things, to accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event a contingency described above occurs, it would affect the amount, timing and character of the income or loss recognized by a Holder. Prospective investors should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

Payments of Interest

        Payments of stated interest on a Note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, that the difference will be a de minimis amount (as set forth in the applicable Treasury regulations).

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary interest income) and (ii) such U.S. Holder's adjusted tax basis in the Note. A

U.S. Holder's adjusted tax basis in the Note will generally equal the amount such U.S. Holder paid for the Note. Any gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of principal and interest on the Notes and payments of the proceeds from a sale or other disposition (including retirement or a redemption) of the Notes. U.S. federal backup withholding (currently, at a rate of 28%) generally will apply to such payments if the U.S. Holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder's correct taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

Payments of Interest

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

  •
  such interest is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. Holder in the United States);

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code;

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the Holder of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and providing its name and address or (2) a financial institution that holds Notes on behalf of the Holder certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

        If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest exemption" described above, payments of interest made to such Non-U.S. Holder will generally be subject to U.S.

federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must provide to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States), generally will not be subject to the U.S. federal withholding tax discussed above, provided that the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—FATCA," any gain realized on the sale, exchange, redemption or other taxable disposition of a Note by a Non-U.S. Holder (other than amounts properly attributable to accrued and unpaid interest, which generally will be treated as described under "—Non-U.S. Holders—Payments of Interest") generally will not be subject to U.S federal income or withholding tax, unless:

  •
  such gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States); or

  •
  such Non-U.S. Holder is an individual who is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

        Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty), which gain may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder.

Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

        Under Treasury regulations, the payment of proceeds from the disposition of a Note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the Non-U.S. Holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

FATCA

        Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on U.S.-source interest on and, beginning after December 31, 2016, on sales or redemption proceeds of a Note paid to (i) a "foreign financial institution" (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions.

        If FATCA withholding is imposed, a Non-U.S. Holder that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the Notes.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Morgan Stanley & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2025 Notes	Principal Amount of 2035 Notes	Principal Amount of 2045 Notes
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

        The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to        % of the principal amount of the 2018 Notes, up to        % of the principal amount of the 2020 Notes, up to        % of the principal amount of the 2022 Notes, up to        % of the principal amount of the 2025 Notes, up to        % of the principal amount of the 2035 Notes, and up to        % of the principal amount of the 2045 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to        % of the principal amount of the 2018 Notes, up to        % of the principal amount of the 2020 Notes, up to        % of the principal amount of the 2022 Notes, up to        % of the principal amount of the 2025 Notes, up to        % of the principal amount of the 2035 Notes, and up to        % of the principal amount of the 2045 Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The Notes are new issues of securities with no established trading markets. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make markets in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $             million. We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act.

        We expect to deliver the Notes against payment for the Notes on the seventh business day following the date of the pricing of the Notes ("T+7"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        As a result, certain of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering that may be used to repay or redeem, as the case may be, our indebtedness under existing or future debt agreements.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

        Certain legal matters related to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The combined financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that AbbVie Inc.'s combined financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 of Pharmacyclics, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ABBVIE INC.

Debt Securities

        This prospectus relates to the sale of one or more series of debt securities of AbbVie Inc. ("AbbVie," "we," "us" or the "Company") from time to time, on terms and at prices determined at the time the debt securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

        We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Using this process, we may offer and sell debt securities described in this prospectus in one or more offerings from time to time.

        We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.

        This prospectus provides you with a general description of debt securities we may offer. Each time we sell debt securities described in this prospectus, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the debt securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings "Where You Can Find Additional Information" and "Information Incorporated by Reference."

        You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated by reference, including the sections entitled "Prospectus Summary" and "Risk Factors," contain certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in our Annual Report on Form 10-K for the year ended December 31, 2014 under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." AbbVie does not undertake any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date of this prospectus, unless AbbVie is required by applicable securities law to do so. Please carefully review and consider the various disclosures made in this prospectus or any prospectus supplement and in our reports filed with the Securities and Exchange Commission ("SEC") that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

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 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference into this prospectus.

AbbVie Inc.

Overview

        AbbVie Inc. is a global, research-based biopharmaceutical company. AbbVie develops and markets advanced therapies that address some of the world's most complex and serious diseases. AbbVie's products are used to treat chronic autoimmune diseases, including rheumatoid arthritis, psoriasis, and Crohn's disease; hepatitis C; human immunodeficiency virus; endometriosis; thyroid disease; Parkinson's disease; complications associated with chronic kidney disease and cystic fibrosis; and other health conditions such as low testosterone. AbbVie also has a pipeline of promising new medicines, including more than 30 compounds or indications in Phase 2 or Phase 3 development across such important medical specialties as immunology, virology/liver disease, oncology, renal disease, neurological diseases and women's health. AbbVie has approximately 26,000 employees and its products are sold in over 170 countries.

        AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly-traded company as a result of the distribution by Abbott Laboratories ("Abbott") of 100 percent of the outstanding common stock of AbbVie to Abbott's shareholders. AbbVie common stock began trading "regular-way" under the ticker symbol "ABBV" on the New York Stock Exchange on January 2, 2013.

        AbbVie also maintains an Internet site at www.abbvie.com. AbbVie's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

        For information regarding the results of AbbVie's historical operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AbbVie's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus.

        The address of AbbVie's principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie's telephone number is 847-932-7900.

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 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or the offering is terminated.

        The documents we incorporate by reference into this prospectus are:

          1.     Annual Report on Form 10-K for the year ended December 31, 2014 (including the information in Part III incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A, filed on March 20, 2015);

          2.     Current Reports on Form 8-K filed on March 5, 2015, March 6, 2015, March 20, 2015, March 23, 2015 and March 30, 2015; and

          3.     The information in our Registration Statement on Form S-4 (File No. 333-202921) filed with the Securities and Exchange Commission on March 23, 2015, as amended, under the headings "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Statements."

        In addition, we incorporate by reference the following items included in Pharmacyclics' Annual Report on Form 10-K, as filed with the SEC on February 18, 2015:

          1.     Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations);

          2.     Item 8 (Financial Statements and Supplementary Data); and

          3.     Item 9A (Controls and Procedures).

        This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about AbbVie and our debt securities.

        Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention: Investor Relations
(847) 932-7900
http://www.abbvieinvestor.com/

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 with respect to the debt securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered hereby, reference is made to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC's website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

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RISK FACTORS

        Investing in our debt securities involves risks. You should carefully consider the risks described under "Risk Factors" beginning on page 12 of our annual report on Form 10-K for the period ended December 31, 2014, which is incorporated by reference herein, the risks described under "Risk Factors" beginning on page 13 of our Registration Statement on Form S-4, as amended (No. 333-202921), as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.

        Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline.

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 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for future acquisitions, stock repurchases, the repayment of indebtedness, capital expenditures, dividends, working capital, and any other general corporate purpose.

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 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth AbbVie's historical ratio of earnings to fixed charges for the periods indicated. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Fiscal Year
	2014	2013	2012	2011	2010
Consolidated ratio of earnings to fixed charges	6.0	16.6	41.3	132.0	180.1

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DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that AbbVie may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that AbbVie may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

        AbbVie may issue debentures, notes or other evidences of indebtedness, which we refer to as "debt securities," from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities.

        The debt securities will be governed by an indenture, dated as of November 8, 2012 (the "indenture"), between AbbVie and U.S. Bank National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee under the indenture has two main roles:

  •
  first, subject to some limitations, the trustee can enforce your rights against us if we default.

  •
  second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

        The specific terms of debt securities being offered will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of your debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements AbbVie may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

        The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

  •
  the title of the debt securities of the series;

  •
  any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

  •
  the date or dates on which the principal of the debt securities of the series is payable;

  •
  the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, and the date or dates from which such interest shall accrue;

  •
  the dates on which any such interest shall be payable and the regular record date for any interest payable on any such date;

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  •
  the place or places where the principal of and any premium and interest on the debt securities of the series shall be payable;

  •
  the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at AbbVie's option;

  •
  the obligation, if any, of AbbVie to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the indenture;

  •
  if the principal of or any premium or interest on the debt securities of the series is to be payable, at the election of AbbVie or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

  •
  the application, if any, of the provisions for the defeasance or covenant defeasance of the indenture to the debt securities of any series;

  •
  whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depositary or its nominee;

  •
  the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

  •
  whether the debt securities will be secured or unsecured;

  •
  the forms of the debt securities;

  •
  a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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  •
  any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted thereunder).

        This prospectus is part of a registration statement that provides that AbbVie may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited.

        The indenture contains certain restrictive covenants that will apply to AbbVie and its subsidiaries unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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 PLAN OF DISTRIBUTION

        We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.

        The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.

        Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be "underwriters," as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.

        If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        An institutional purchaser's obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

        In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

        In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions

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created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.

        Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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 EXPERTS

        The combined financial statements for the year ended December 31, 2012 incorporated in this prospectus by reference from AbbVie's Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the fact that AbbVie Inc.'s combined financial statements have been derived from the accounting records of Abbott Laboratories and include expense allocations for certain corporate functions historically provided by Abbott Laboratories). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 of Pharmacyclics, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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$                    % SENIOR NOTES DUE 2018
$                    % SENIOR NOTES DUE 2020
$                    % SENIOR NOTES DUE 2022
$                    % SENIOR NOTES DUE 2025
$                    % SENIOR NOTES DUE 2035
$                    % SENIOR NOTES DUE 2045

Active Joint Book-Running Managers

Morgan Stanley
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May    , 2015